                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:

    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                 PruTech Research and Development Partnership II
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/X/  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:    $2,500
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:   14A
        ------------------------------------------------------------------------
     3) Filing Party:  PruTech Research and Development Partnership II
        ------------------------------------------------------------------------
     4) Date Filed:  August 2, 1996
        ------------------------------------------------------------------------

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                             440 MISSION COURT, SUITE 250
                              FREMONT, CALIFORNIA 94539


                                  SEPTEMBER 4, 1996



Dear Limited Partners:

    Since its formation in October 1984, PruTech Research and Development Partnership II (the "Partnership") has invested substantially all of its available capital (net of working capital reserves) in research and development projects. To maximize returns, the General Partner has already liquidated many of the investments of the Partnership and distributed net proceeds to the partners. The General Partner continues to manage the remaining investments.

    Under the terms of the Agreement of Limited Partnership (the "Partnership Agreement"), the Partnership may continue through the year 2004. An alternative to continuing in existence through the year 2004 would be for the Partnership to commence the process of liquidating its remaining investments in an orderly manner and dissolve at an earlier date. Once the liquidation is complete and the available net proceeds of liquidation have been distributed to the partners in accordance with the provisions of the Partnership Agreement, the Partnership would cease operations and incur no further expenses.

    Having analyzed the Partnership's investments and future prospects, the General Partner believes that the latter alternative is in the best interests of the Limited Partners. ACCORDINGLY, THE GENERAL PARTNER IS RECOMMENDING TO THE LIMITED PARTNERS THAT THE PARTNERSHIP BE DISSOLVED PURSUANT TO THE PLAN OF DISSOLUTION AND LIQUIDATION (THE "PLAN") DESCRIBED IN THE ACCOMPANYING CONSENT SOLICITATION STATEMENT.

    The principal advantages from the adoption of the Plan are:

    - Limited Partners will receive available cash as the Partnership's remaining investments are liquidated.

    - The Partnership will, after the final liquidation of the Partnership's assets and the final dissolution of the Partnership, avoid incurring management fees and general and administrative expenses which would otherwise reduce amounts available for distribution.

    - After the final distribution of liquidation proceeds from the Partnership's investments and the final dissolution of the Partnership, the Limited Partners will no longer have Federal and state income tax reporting requirements with respect to their investment in units evidencing ownership of limited partnership interests (the "Units").

The principal disadvantage from the adoption of the Plan is:

    - As the Partnership's remaining investments are liquidated, Limited Partners will forego the opportunity to receive future income generated by these investments or potential appreciation in the value of these investments.

See "The Plan - Advantages and Disadvantages of Adopting the Plan" contained in the accompanying Consent Solicitation Statement.

    As detailed in the attached Consent Solicitation Statement, if the Plan is approved, the General Partner will attempt to liquidate the Partnership's remaining investments (other than investments that the General Partner has determined to have no value) by endeavoring, among other things, to (i) sell, in an orderly manner, the Partnership's publicly traded equity securities, subject to market conditions and applicable Federal and state securities regulations,
(ii) identify purchasers for, and sell in private transactions, the Partnership's equity securities which are not publicly traded, and (iii) obtain cash payments for the transfer of the Partnership's rights to royalties under technology license agreements.

    Due to the nature of the Partnership's investments, the General Partner is not able to predict with any degree of certainty the timing of any sales, the total proceeds that will be received or the timing of and the cash amounts that might ultimately be available for distribution by the Partnership. Upon adoption of the Plan, the General Partner estimates that final liquidation of the remaining investments of the Partnership may take as long as one year; however, due to the nature of the investments, liquidation of the remaining investments may take longer than estimated.


    THE GENERAL PARTNER BELIEVES THAT THE ADOPTION OF THE PLAN IS IN THE BEST INTERESTS OF THE LIMITED PARTNERS AND RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE PLAN. THE PLAN IS FULLY DESCRIBED IN THE ATTACHED CONSENT SOLICITATION STATEMENT. YOU ARE URGED TO READ CAREFULLY THE CONSENT SOLICITATION STATEMENT IN ITS ENTIRETY FOR A COMPLETE DESCRIPTION OF THE PLAN. In accordance with the terms of the Partnership Agreement, the General Partner is soliciting the written consent of each of the Limited Partners to the adoption of the Plan. ADOPTION OF THE PLAN REQUIRES THE AFFIRMATIVE WRITTEN CONSENT OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING UNITS BY OCTOBER 30, 1996, UNLESS EXTENDED.

    Please mark, sign and date the enclosed consent form and return the consent form promptly in the enclosed stamped envelope. By executing and returning the consent form, you will ensure that your vote is counted and reduce any Partnership expenses associated with follow-up mailings. Because the consent of Limited Partners holding a majority of the outstanding Units is required to approve the Plan, Limited Partners who do not return their consent form will, in essence, be voting against the Plan. If you have any questions regarding the Plan and the accompanying Consent Solicitation Statement, you may contact Morrow & Co., Inc. at (800) 662-5200.

                             PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II

                             By:  R&D FUNDING CORP,
                                  Its General Partner


                                 /s/ Michael S. Hasley
                                ------------------------------
                                  Michael S. Hasley
                                  President

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                             440 MISSION COURT, SUITE 250
                              FREMONT, CALIFORNIA 94539


                            NOTICE OF CONSENT SOLICITATION


Dear Limited Partners:


    Notice is hereby given that the written consent of the holders of units
(the "Units") evidencing ownership of limited partnership interests (the "Limited Partners") in PruTech Research and Development Partnership II (the "Partnership") is being solicited for the purpose of approving the Plan of Dissolution and Liquidation (the "Plan") described in the attached Consent Solicitation Statement. Only owners of Units of record at the close of business on August 15, 1996 are entitled to notice of the solicitation of consents and are entitled to consent to the adoption of the Plan.

    Under the terms of the Partnership Agreement, Quarterly Reports are to be delivered to the Limited Partners. Appendix C of the enclosed Consent Solicitation Statement contains the Quarterly Report for the quarter ended June 30, 1996; a separate Quarterly Report will not be mailed to you.

    You are urged to mark, sign and date the accompanying consent form and return it promptly in the enclosed envelope. Consent forms must be received prior to October 30, 1996, unless extended (the "Termination Date"). Your consent form may be revoked by delivering to Morrow & Co., Inc. a written revocation or later dated consent form on or prior to the Termination Date.


                             PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II

                             By:  R&D FUNDING CORP,
                                  Its General Partner


                                   /s/ Michael S. Hasley
                                  --------------------------------
                                       Michael S. Hasley
                                       President


September 4, 1996

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                             440 MISSION COURT, SUITE 250
                              FREMONT, CALIFORNIA 94539


                            CONSENT SOLICITATION STATEMENT



     This Consent Solicitation Statement is furnished to the holders ("Limited Partners") of units ("Units") evidencing the ownership of limited partnership interests in PruTech Research and Development Partnership II, a California limited partnership (the "Partnership"), in connection with the solicitation of written consents ("Consents") by R&D Funding Corp (the "General Partner"), to approve the dissolution of the Partnership and the winding-up of its business and affairs pursuant to the Plan of Dissolution and Liquidation attached hereto as Appendix A (the "Plan"). For a more complete description of the Plan, see "The Plan - Terms of the Plan." The close of business on August 15, 1996 (the "Record Date") has been fixed by the General Partner for determining the Limited Partners entitled to notice of the solicitation of consents and entitled to consent to the adoption of the Plan. This Consent Solicitation Statement and the enclosed consent form are first being mailed to Limited Partners on or about September 4, 1996.

     Pursuant to the terms of the Agreement of Limited Partnership, dated as of October 4, 1984, as amended (the "Partnership Agreement"), the Consent of Limited Partners owning a majority of the outstanding Units is required to approve the Plan. No meeting of Limited Partners will be held. Each Unit is entitled to one vote on the Plan. Abstentions from the proposal to approve the Plan will be treated as votes against the Plan. Morrow & Co., Inc. will accept consent forms received from Limited Partners on or before October 30, 1996, unless extended by the General Partner to not later than December 30, 1996 (the "Termination Date"), at which time a determination will be made as to whether the Plan has been adopted. Limited Partners will be notified if the Termination Date is extended. Consent forms should be returned to Morrow & Co., Inc. in the enclosed stamped envelope.


     As of the Record Date, there were 100,000 outstanding Units, of which 340 were owned by the General Partner and affiliates of the General Partner. All Units held by the General Partner and affiliates of the General Partner will be voted FOR the Plan.

     All duly executed consent forms received prior to the Termination Date will be voted and they will be voted in accordance with the instructions specified thereon. If a duly executed consent form does not specify a choice, the Units represented thereby will be voted FOR the Plan. A consent form may be revoked at any time before the Termination Date. To be effective, a written notice of revocation of a consent form must be received by Morrow & Co., Inc. prior to the Termination Date and mailed to Morrow & Co., Inc. at the following address: 909 Third Avenue, New York, New York 10022.

Any notice of revocation must specify the Limited Partner's name AND number of Units. Additionally, a Limited Partner may revoke a consent form by executing and dating a later dated consent form and delivering it to Morrow & Co., Inc. prior to the Termination Date. All questions as to the validity, form, eligibility and time of receipt of consent forms or revocations of consent forms and voting of consents will be determined by the General Partner. Any such determination will be final and binding, absent manifest error. The General Partner reserves the right to waive, without notice, any irregularities as to the manner of voting on the Plan.

     Pursuant to the terms of the Partnership Agreement, the cost of soliciting consents, including the cost of the preparation and distribution of this Consent Solicitation Statement, will be borne by the Partnership. In addition to solicitation by mail through the use of this Consent Solicitation Statement, certain employees of the General Partner and its affiliates may solicit consents by telephone, facsimile or in person, but will not receive any additional compensation for doing so. The General Partner has also retained Morrow & Co., Inc. to assist the General Partner in soliciting consents at an estimated cost of $18,000, plus reimbursement of out-of-pocket expenses. The Partnership will, upon request, reimburse brokers and other persons holding Units in their names or in the names of their nominees for their reasonable expenses incurred in sending this Consent Solicitation Statement and the accompanying materials to the beneficial owners of such Units. The General Partner estimates that the cost to the Partnership of preparing this Consent Solicitation Statement and soliciting consents will be approximately $169,000.

                                  TABLE OF CONTENTS

                                                                            PAGE

THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
     Background and Reasons for the Plan . . . . . . . . . . . . . . . .     1
     Terms of the Plan . . . . . . . . . . . . . . . . . . . . . . . . .     5
     Disposition of Partnership Investments. . . . . . . . . . . . . . .     6
     Liquidating Distributions . . . . . . . . . . . . . . . . . . . . .     7
     Recommendation of the General Partner . . . . . . . . . . . . . . .     8
     Advantages and Disadvantages of Adopting the Plan . . . . . . . . .     8
     Consequences if the Plan is not Adopted . . . . . . . . . . . . . .     8
     Exchange Act Deregistration and Termination of Filings. . . . . . .     9
     No Appraisal Rights . . . . . . . . . . . . . . . . . . . . . . . .     9

THE PARTNERSHIP. . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     Formation and Contributions to the Partnership. . . . . . . . . . .     9
     Distributions from the Partnership. . . . . . . . . . . . . . . . .     9
     Market Information with Respect to Units. . . . . . . . . . . . . .    10
     Principal Holders of Units. . . . . . . . . . . . . . . . . . . . .    10

SELECTED FINANCIAL DATA. . . . . . . . . . . . . . . . . . . . . . . . .    11

PARTNERSHIP INVESTMENTS. . . . . . . . . . . . . . . . . . . . . . . . .    13

FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN. . . . . . . . . . . . . . .    16
     General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
     Overview. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
     "Flow Through" of Tax Items from the Partnership. . . . . . . . . .    17
     Taxation Upon Completion of Liquidation . . . . . . . . . . . . . .    18
     Certain State Income Tax Consequences . . . . . . . . . . . . . . .    19

LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

APPENDIX A:  PLAN OF DISSOLUTION AND LIQUIDATION . . . . . . . . . . . .   A-1

APPENDIX B:  PARTNERSHIP'S ANNUAL REPORT ON
             FORM 10-K FOR THE YEAR ENDED
             DECEMBER 31, 1995

APPENDIX C:  PARTNERSHIP'S QUARTERLY REPORT ON
             FORM 10-Q FOR THE QUARTER ENDED
             JUNE 30, 1996

                                       THE PLAN


BACKGROUND AND REASONS FOR THE PLAN

     Since its formation in October 1984, the Partnership has invested substantially all of its available capital (net of working capital reserves) in research and development projects. To maximize returns, the General Partner has already liquidated many of the investments of the Partnership in the ordinary course of business and, because the Partnership Agreement does not allow the reinvestment of net proceeds from the disposition of Partnership investments, distributed the net proceeds to the partners. In some cases, where investments have proved unsuccessful, no funds have been available for distribution and the investments have little or no value. The General Partner continues to manage the remaining investments.


     Recent transactions include: (i) the sale of 645,792 shares of common stock of Biocompatibles International plc for $3,042,000 in October 1995 (as described in the Partnership's Form 10-K for the year ended December 31, 1995 which is attached hereto); (ii) the sale of 48,608 shares of common stock of Biocompatibles International plc for $396,000 in February 1996 (as described in the Partnership's Form 10-Q for the quarter ended June 30, 1996 which is attached hereto); (iii) the transfer to Boston Scientific Corporation of the Partnership's rights, titles and interests in certain technologies licensed to Boston Scientific for $3,472,000 in January 1996 (which is described in the Partnership's Form 10-K for the year ended December 31, 1995); (iv) the sale of 113,692 shares of common stock of Somatix Therapy Corporation for $765,000 in March 1996 (which is described in the Partnership's Form 10-Q for the quarter ended June 30, 1996); (v) the sale of the Partnership's right of participation in a Biocompatible's rights issue in May 1996 for $289,000 (which is described in the Partnership's Form 10-Q for the quarter ended June 30, 1996); and (vi) the collection of $586,000 between April and July 1996 from the release of an escrow account held as a guarantee of a bank loan made to Optical Specialties, Inc. (which is described in the Partnership's Form 10-Q for the quarter ended June 30, 1996).


     Under the terms of the Partnership Agreement, the Partnership could operate through the year 2004, continuing to incur management fees and administrative and overhead expenses. The General Partner considered two alternatives: (i) reducing the level of the Partnership's expenses and (ii) dissolving and liquidating the Partnership.

     In analyzing the first alternative, the General Partner examined the ongoing expenses of the Partnership; this analysis indicated that the fixed costs of managing the Partnership (including the production of annual and quarterly reports, tax return preparation, audit and other professional fees) would soon exceed the anticipated revenues from continuing the Partnership.

     The General Partner has, therefore, considered liquidating the Partnership's remaining investments in an orderly manner and dissolving the Partnership. Upon completion of the liquidation of the Partnership's remaining investments and the distribution of the available net proceeds to the partners in accordance with the terms of the Partnership Agreement, the Partnership would then cease operations and incur no further expenses.

     Management of the General Partner delivered its evaluation to each member of the Board of Directors of the General Partner prior to a meeting of the Board on June 18, 1996.

     The General Partner engaged Scott-Macon Securities, Inc. ("Scott-Macon") to review the process by which management of the General Partner concluded that dissolution of the Partnership was in the best interest of the Limited Partners. Scott-Macon was not retained by the General Partner to render a fairness opinion or to make an independent valuation of the Partnership's assets and, accordingly, did not review or appraise the Partnership's investments or other assets. Rather, under the terms of its engagement letter, dated February 21, 1996, Scott-Macon was instructed to assume that all valuations and other information provided to it by the General Partner reflected the best available estimates and prospects.

     Scott-Macon was selected on the basis of its investment banking qualifications and the General Partner's prior experience with that firm and its affiliates. Scott-Macon is an investment banking firm located in New York which provides investment banking services in the areas of mergers, acquisitions, divestitures, private placements and general corporate advice. In the past two years, Scott-Macon and its affiliates have been retained by the General Partner and its affiliates in several business transactions. During the past two years, Scott-Macon has received compensation from the General Partner and its affiliates totaling $285,000, including $80,000 for this engagement by the General Partner and $80,000 for a prior engagement by the General Partner for another partnership. In addition, the General Partner has agreed to engage Scott-Macon in connection with a review of one other partnership for an additional total consideration of $80,000.

     In connection with its review of the methodology supporting management's recommendation to liquidate and dissolve the Partnership, Scott-Macon examined an analysis prepared by management of the General Partner which contained estimates of future revenues which the Partnership could expect to receive from
(i) the sale of its holdings of common stock and options in publicly traded and privately held companies; and (ii) the sale of its royalty positions. In addition, Scott-Macon reviewed the anticipated expenses of continuing to operate the Partnership and a projection of the working capital of the Partnership as of July 1, 1996. In reviewing the history of the Partnership, Scott-Macon reviewed
(i) the original Prospectus of the Partnership, (ii) the Partnership's Agreement of Limited Partnership, (iii) Forms 10-K and 10-Q filed by the

Partnership during the past three years and (iv) summaries of revenues and expenses of the Partnership for the past three years.

     Management's analysis provided for a most likely scenario (the "Base Case") under which management estimated cash flow from the sale of the Partnership's common stock holdings based on share prices at April 23, 1996 and a sale of the Partnership's royalty positions based on a net present value calculation of the estimated stream of royalty income through December 31, 2004, the time of the royalty expiration.

     Scott-Macon updated the Base Case to reflect the current share prices of the publicly traded securities as of June 13, 1996. Scott-Macon reviewed management's projections and, based on discussions with management, performed a variance analysis by constructing a favorable variance analysis and an unfavorable variance analysis. For the favorable variance analysis, Scott-Macon increased the future revenue stream of the Partnership by (i) using the highest stock price achieved for a particular investment during the past three years (or for a shorter period if the particular stock was not publicly traded for three years) for the publicly traded shares; (ii) increasing management's estimate of the sale of its common stock holdings in a privately traded company by 20%;
(iii) increasing management's estimate of revenue from an incentive clause received as a result of a previously completed transaction by 20%; and (iv) increasing management's estimate of the sale of a royalty position by 50%.
Under its favorable variance analysis, Scott-Macon also assumed the Partnership would receive management's Base Case estimate of proceeds from the proposed sale of another royalty position to the company currently licensing the technology. The Partnership had reached a general understanding with the company; however, no formal written agreement had been agreed to by the parties.

     For the unfavorable variance analysis, Scott-Macon decreased the future revenue stream of the Partnership by (i) reducing the current share price for the publicly traded shares by 20%; (ii) decreasing management's estimate of the sale of its common stock holdings in a privately traded company by 20%; (iii) decreasing management's estimate of revenue from an incentive clause received as a result of a previously completed transaction by 20%; (iv) decreasing management's estimate of the sale of a royalty position to zero which reflects the possibility of the Partnership's inability to sell the royalty position; and
(v) reducing to zero the estimate of the proceeds anticipated to be generated from the transaction with the company with which a general understanding exists, which reflects the possibility of the inability of the parties to reach a written agreement.

     Scott-Macon then incorporated the proceeds realized in management's Base Case and the favorable and unfavorable variance analysis in an analysis that involved liquidating the Partnership (the "Liquidation Analysis") and in an analysis that involved continuing the operations of the Partnership (the "Continued Operations Analysis"). For the Liquidation Analysis, each investment was sold based on management's estimates of optimal timing and based on securities restrictions for certain investments. Scott-Macon deducted the Partnership expenses projected by management during the liquidation period. The projected net cash flow from the three cases were then discounted at rates of 20%, 25% and 30% and added to working capital estimated at July 1, 1996 to determine the net present value of liquidating the Partnership. This resulted in nine different net present value calculations for the Liquidation Analysis.

     For the Continued Operations Analysis, Scott-Macon assumed that (i) the Partnership made a distribution from its estimated working capital at July 1, 1996 and continued to operate the Partnership with a lower amount of working capital, (ii) the working capital would continue to be used to pay Partnership expenses and (iii) when working capital was reduced to a level that was insufficient to pay current Partnership expenses, investments were sold in the same order as the investments were sold in the liquidation analysis. The same prices for these investments were assumed for management's Base Case, the favorable variance analysis and unfavorable variance analysis in the Liquidation Analysis and the Continued Operations Analysis. This process continued until June 2000 when the remaining investments were sold and the proceeds from the sale were added to working capital existing at that time. This working capital balance was assumed to be distributed at that time and was then discounted at rates of 25%, 30% and 35% and added to the working capital distribution assumed, for purposes of the Continued Operations Analysis, to be made on July 1, 1996 to determine the net present value of continuing the operations of the Partnership. This resulted in nine different net present value calculations for the Continued Operations Analysis. The higher discount rates used in the Continued Operations Analysis as compared to the Liquidation Analysis reflected the increased risk of operating the Partnership for a longer period of time than liquidating the Partnership due to the type of investments held by the Partnership.

     Because liquidating the Partnership and continuing the Partnership are mutually exclusive events, management's Base Case, along with Scott-Macon's favorable and unfavorable variance analysis, produced a total of 27 separate scenarios which were analyzed. Scott-Macon then compared the net present values of the Liquidation Analysis to the net present value of the Continued Operations Analysis for all discount rates. In all 27 cases, the net present value of the Liquidation Analysis was higher than the net present value of the Continued Operations Analysis.

     At the June 18, 1996 meeting of the Board of Directors of the General Partner, a representative of Scott-Macon presented the analysis to the Board of Directors. He then answered questions of the directors on the methodology supporting management's recommendation and orally confirmed, from a financial point of view, management's conclusion that the Limited Partners will benefit if the Partnership liquidates its assets and thereby ceases to incur the costs of continuing to operate the Partnership with the remaining assets. He also stated that with the same analysis and excluding the Partnership's $2,000,000 annual management fee, he would continue to confirm management's recommendation to dissolve the Partnership. Scott-Macon distributed certain exhibits to the Board of Directors which were prepared on the basis of information provided by management but did not prepare a written report or opinion and its participation in the meeting of the Board of Directors, as agreed in its engagement letter, did not involve rendering a fairness opinion or an independent valuation of the assets of the Partnership. Subsequent to the June 18 meeting, Scott-Macon updated its analysis to reflect stock prices as of the date of the meeting, which update did not alter the conclusions of their analysis.

     On the basis of management's evaluation, and the confirmation thereof by Scott-Macon, the Board of Directors of the General Partner at the June 18 meeting unanimously determined that the sale of the Partnership's assets and the subsequent liquidation of the Partnership was in the best interests of the Limited Partners, approved the solicitation of the Limited Partners' consent to the dissolution and liquidation of the Partnership as described in the Plan and authorized, upon approval of the Limited Partners, the dissolution and liquidation of the Partnership pursuant to the Plan. Accordingly, the General Partner is recommending to the Limited Partners that the Partnership be dissolved and liquidated pursuant to the Plan.

     If the Plan is approved by the Limited Partners, the General Partner will attempt to sell the Partnership's remaining investments as described under "Disposition of Partnership Investments," below.

TERMS OF THE PLAN

     The approval of the Plan by the holders of a majority of the outstanding Units will result in the dissolution of the Partnership for purposes of California law. Pursuant to the terms of the Plan, following the consent of the holders of a majority of the outstanding Units, the remaining investments will be sold by the General Partner in accordance with the Partnership Agreement and applicable provisions of California law. The Plan provides that the General Partner will sell or otherwise dispose of all of the Partnership's remaining investments to such person or persons (other than the General Partner or its affiliates) as the General Partner may determine and on such terms and conditions as the General Partner determines to be in the best interests of the Limited Partners. The terms of the Partnership Agreement prohibit the General Partner and its affiliates from purchasing the Partnership's investments.

     The Plan and the terms of the Partnership Agreement provide that the net proceeds from the eventual sale of the Partnership's remaining investments will be distributed to creditors of the Partnership, in the order of priority as provided by law, with the balance being distributed in accordance with the Partner's capital accounts under the terms of the Partnership Agreement. Such capital accounts will reflect adjustments for gains and losses recognized in connection with the disposition of assets, with losses being allocated 90% to Limited Partners and 10% to the General Partner, and gains being allocated 90% to Limited Partners and 10% to the General Partner until such time as total net profits equal all losses previously allocated whereupon the General Partner will be allocated an additional amount pursuant to the terms of the Partnership Agreement. No assurance can be given that total net profits will ultimately exceed losses allocated to date.

     Upon adoption of the Plan, the General Partner estimates that final liquidation of the remaining investments of the Partnership may take as long as one year; however, due to the nature of the Partnership's investments as described below under "Disposition of Partnership Investments," the General Partner is unable to determine with any degree of certainty the timing of the liquidation of the Partnership's remaining investments.

     Pursuant to the terms of the Plan, the General Partner intends to distribute the net proceeds received from the sale of the Partnership's remaining investments following the retention of a working capital reserve for use in satisfying any contingent or unaccrued liabilities of the Partnership.
To the extent that the Partnership has existing working capital, the amount required to be retained from the net proceeds from the sale of the Partnership's remaining investments will be reduced. After the satisfaction of these obligations or liabilities, any remaining amounts will be distributed in accordance with the Partnership Agreement.

DISPOSITION OF PARTNERSHIP INVESTMENTS

     If the Plan is approved by the Limited Partners, the General Partner will attempt to dispose of the Partnership's remaining investments (other than investments the General Partner has determined are without value) as follows:

             PUBLICLY TRADED EQUITY SECURITIES. The General Partner will attempt to dispose of publicly traded equity securities on the exchanges or other markets on which the respective securities are traded. To the extent the Partnership holds any securities convertible into publicly traded equity securities, such securities will be converted or otherwise sold. To the extent that the Partnership holds any "in the money" options or warrants to acquire publicly traded equity securities, such options or warrants will be exercised or otherwise sold. The timing of the Partnership's dispositions of publicly traded equity securities will be based on market conditions and the business judgment of the General Partner and will be subject to applicable Federal and state securities laws and regulations.

             NON-PUBLICLY TRADED EQUITY SECURITIES. The General Partner will attempt to identify purchasers for equity securities which are not publicly traded on any national exchange or other market and to sell such securities in private transactions. The timing of the Partnership's dispositions of equity securities which are not publicly traded will be based on market conditions and the business judgment of the General Partner and will be subject to applicable Federal and state securities laws and regulations.

             ROYALTIES. The General Partner will attempt to obtain cash payments for the transfer of the Partnership's rights to royalties under technology license agreements. In connection with the sale of such rights, the General Partner will either (i) attempt to sell the Partnership's technology rights to the company to which such rights were originally licensed under the respective license agreements or (ii) upon the consent of such licensed company, attempt to sell the Partnership's technology rights to an unrelated third party. In valuing such assets, the General Partner will consider the costs which would be incurred by the Partnership to collect such royalties.

     Due to the nature of the Partnership's investments, the General Partner is not able to predict with any degree of certainty the timing of any sales, the total proceeds that will be received or the timing of or the cash amounts that may ultimately be available for distribution by the Partnership. The General Partner will continue to assess all of the Partnership's investments to determine whether each investment is salable and, if so, whether the potential proceeds from the sale of such investment would exceed transaction costs associated with the sale of such investment. If the General Partner determines that an investment is not salable or that the sale of any such investment is not economically feasible, the General Partner, in its business judgment, may surrender or abandon such investment on behalf of the Partnership.

LIQUIDATING DISTRIBUTIONS

     The amount of any liquidating distributions to Limited Partners will depend upon a number of factors, including, without limitation, the amounts received from the sale of the Partnership's remaining investments, the transaction costs associated with selling the Partnership's investments, the actual expenses associated with obtaining Limited Partner approval of the Plan and completing the winding-up of the Partnership, as well as the management fees and general and administrative expenses incurred by the Partnership until the termination of the Partnership. As a result of the uncertainty of the foregoing, the General Partner is unable to include in the Consent Solicitation Statement a pro forma balance sheet prepared on a liquidation basis or pro forma book value per Unit information with respect to the Partnership.


     The General Partner has estimated that approximately $169,000 in expenses will be incurred in connection with obtaining the approval of the Limited Partners to the Plan. The Partnership will continue to incur management fees and general and administrative expenses (including expenses associated with disposing of the Partnership's investments) until the liquidation of the Partnership's investments is completed (estimated at one year which estimate is subject to significant uncertainty due to the nature of the investments). To the extent that the actual expenses incurred by the Partnership in connection with soliciting Limited Partner approval are greater than those estimated by the General Partner, or an extended period is required for the disposition of the Partnership's investments, any amount available for distribution to Limited Partners will be reduced.

RECOMMENDATION OF THE GENERAL PARTNER


     The General Partner recommends that Limited Partners vote FOR the adoption of the Plan. The General Partner and affiliates of the General Partner intend to vote all Units owned by them FOR adoption of the Plan.


ADVANTAGES AND DISADVANTAGES OF ADOPTING THE PLAN

     The principal advantages to Limited Partners from the adoption of the Plan are as follows:

     - Limited Partners will receive available cash as the Partnership's remaining investments are liquidated.

     - The Partnership will, after the final liquidation of the Partnership's assets and the final dissolution of the Partnership, avoid incurring management fees and general and administrative expenses which would otherwise reduce amounts available for distribution.

     - After the final distribution of liquidation proceeds from the Partnership's investments and the final dissolution of the Partnership, the Limited Partners will no longer have Federal and state income tax reporting requirements with respect to their investment in the Units.

The principal disadvantage from the adoption of the Plan is:

     - As the Partnership's remaining investments are liquidated, Limited Partners will forego the opportunity to receive future income generated by these investments or potential appreciation in the value of these investments.

CONSEQUENCES IF THE PLAN IS NOT ADOPTED

     If the Plan is not adopted, the General Partner will continue managing the business and affairs of the Partnership, including from time to time disposing of Partnership investments, in accordance with the terms of the Partnership Agreement, and will make distributions, to the extent possible, from available cash of the Partnership. If the Plan is not adopted, the General Partner may, in the future, again seek the approval of Limited Partners for the liquidation of the Partnership. The General Partner believes that, as a result of the on-going management fees and general and administrative costs (for example, costs incurred in connection with the preparation and mailing of tax returns and quarterly and annual reports as well as annual audit and tax professional fees), distributions to Limited Partners resulting from the continued operation of the Partnership (which under the Partnership Agreement may continue until the year
2004) may be
significantly less when compared to amounts that are estimated to be available if the Plan is approved at this time.

EXCHANGE ACT DEREGISTRATION AND TERMINATION OF FILINGS

     The Units are currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Following the approval of the Plan, the Partnership will continue to file with the Securities and Exchange Commission (the "SEC") Annual Reports on Form 10-K, containing audited financial statements, and Quarterly Reports on Form 10-Q containing unaudited interim financial statements. In addition, the Partnership will also file with the SEC reports on Form 8-K and report material events as circumstances warrant to Limited Partners. Upon the liquidation of the Partnership's assets and payment of the final liquidating distribution to Limited Partners, such registration will be terminated and no additional reports will be filed by the Partnership with the SEC.

NO APPRAISAL RIGHTS


     There are no appraisal or dissenters' rights in connection with the approval of the Plan and the liquidation and dissolution of the Partnership.

                                   THE PARTNERSHIP

FORMATION AND CONTRIBUTIONS TO THE PARTNERSHIP

     The Partnership was organized by the General Partner on October 4, 1984.
An aggregate $100,000,000 of capital was contributed by Limited Partners who purchased 100,000 Units, and the General Partner contributed an additional $10,000,000, constituting 10% of the Limited Partner's capital contributions. The Partnership's objective was to seek cash flow from the research and development of new technologies with potential commercial applications. For information regarding distributions to the partners, see "Distributions from the Partnership" below.

     The Partnership has no officers, directors or employees. The business of the Partnership is managed by the General Partner. The General Partner is a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI").

DISTRIBUTIONS FROM THE PARTNERSHIP

     The Partnership has made distributions to its Partners from available Partnership cash. The following is a summary of aggregate cash distributions paid by the Partnership during the years ended December 31, 1993, 1994, 1995 and for the six months ended June 30, 1996:

                                                                Six Months Ended
                          1993         1994           1995       June 30, 1996
                          ----         ----           ----       -------------

Limited Partners           $0      $2,000,000     $3,000,000       $4,000,000
General Partner             0         222,222        333,333          444,444
                          ----     ----------     ----------     -------------
Total                      $0      $2,222,222     $3,333,333       $4,444,444
                          ----     ----------     ----------     -------------
                          ----     ----------     ----------     -------------

     The following is a summary of cash distributions paid by the Partnership on a per Unit basis during the years ended December 31, 1993, 1994 and 1995 and for the six months ended June 30, 1996.


                                                                Six Months Ended
                          1993          1994           1995      June 30, 1996
                          ----          ----           ----      -------------

Distributions per Unit     $0          $20.00         $30.00         $40.00
                           ---         ------         ------         ------
                           ---         ------         ------         ------

     From the date of the inception of the Partnership through June 30, 1996, Limited Partners have received distributions of $262.50 per $1,000 Unit.

MARKET INFORMATION WITH RESPECT TO UNITS

     The Units were originally sold for $1,000 per Unit. The Units are not listed or traded on any securities exchange. The General Partner is aware of certain resales of Units between Limited Partners and third parties on an informal secondary market. As of the Record Date, there were 9,176 Limited Partners and 100,000 Units outstanding.

PRINCIPAL HOLDERS OF UNITS

     There are no individual Limited Partners who were known to the General Partner to own beneficially more than 5% of the Units as of the Record Date. No officer or director of the General Partner owns, beneficially or of record, any Units. There are no arrangements known to the General Partner which may result in a change in control of the Partnership. As of the Record Date, affiliates of the General Partner owned 340 Units. All such Units will be voted FOR the Plan.

                               SELECTED FINANCIAL DATA


    The following selected financial data for the Partnership should be read in conjunction with the financial statements and related notes thereto appearing in the Annual Report on Form 10-K for the year ended December 31, 1995 and the Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 attached to this Consent Solicitation Statement.


                               (See Table on next page)




                                                                                                            SIX MONTHS ENDED
                                                        YEAR ENDED DECEMBER 31,                                  JUNE 30,
                               --------------------------------------------------------------------------------------------------

                                      1995          1994          1993          1992          1991          1996          1995
                               --------------------------------------------------------------------------------------------------
Gain on sale of investments
in equity securities            $  5,058,228  $        ---  $  1,346,953  $  3,932,657 $  13,232,555  $    814,818  $  1,939,643
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
Royalty income                  $  1,516,735  $    474,663  $    493,252  $    525,353 $     363,095  $    289,415  $    478,730
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
Termination of royalty
rights                          $    983,130  $        ---  $        ---  $        --- $         ---  $  3,472,000  $    983,130
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
- ---------------------------------------------------------------------------------------------------------------------------------
Total revenues                  $  7,859,432  $  1,670,074  $  2,982,778  $  5,970,952 $  15,345,379  $  5,080,405  $  3,593,574
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
Write-off of investments in
equity securities               $        ---  $  1,489,410  $  1,417,712  $        --- $         ---  $        ---  $        ---
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
Net income (loss)               $  5,570,951  $ (2,130,645) $   (651,120) $  3,765,143 $  13,078,146  $  3,902,593  $  2,429,352
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
Net income (loss) per Unit      $      50.14  $     (19.18) $      (5.86) $      33.89 $      117.70  $      35.12  $      21.86
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
Total assets(1)                 $  8,142,500  $  6,837,750  $ 12,039,000  $ 10,029,026 $  11,739,087  $  7,589,228  $  9,655,022
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
Total limited partner
distributions                   $  3,000,000  $  2,000,000  $        ---  $  4,050,000 $   8,100,000  $  4,000,000  $        ---
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
Limited partner distributions
per Unit                        $      30.00  $      20.00  $        ---  $      40.50 $       81.00  $      40.00  $        ---
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
                                ------------  ------------  ------------  ------------ -------------  ------------  ------------
- ------------------------------



(1)Includes $2,357,754, $1,798,977 and $3,423,329 of unrealized gain on investments in equity securities as of December 31, 1995, 1994 and 1993, respectively, and $2,273,696 and $1,689,535 as of June 30, 1996 and 1995,
respectively.

                               PARTNERSHIP INVESTMENTS


        Set forth below is a description of the Partnership's position in each investment considered by the General Partner to have value, as of August 19, 1996.


BIOCOMPATIBLES INTERNATIONAL plc (BII, LONDON EXCHANGE)

         942,045 shares of common stock. Of these shares, 920,080 shares are restricted from sale under the terms of a lock-up agreement entered into at the time of Biocompatibles' initial public offering, and will be released in April 1997.


         On August 19, 1996, the common stock of Biocompatibles, a publicly traded company on the London Stock Exchange, closed at L4.08 per share ($6.31, at an exchange rate of $1.5456); the 12 month high and low closing prices of the common stock were L5.4025 and L1.7175, respectively.



ECOGEN INC. (EECN)

         102,165 shares of common stock.


         Royalty rights on several genetically engineered pesticide products which expire December 2004. Royalties generated during 1995 and 1994 totaled $149,000 and $145,000, respectively, and approximately $100,000 of royalties was generated in 1996 through June 30. A credit balance from a prepayment of royalties was exhausted during the second quarter of 1995; royalties collected by the Partnership in 1995 totaled $64,000.



         On August 19, 1996, the common stock of Ecogen, a publicly traded company on the NASDAQ, closed at $2-3/4 per share; the 12 month high and low closing prices of the common stock were $10 and $2-5/8, respectively.


         An officer of the General Partner is a member of the Board of Directors of Ecogen; as a result, the Partnership's sale of the common stock of Ecogen is subject to certain SEC regulations restricting the sale of securities by affiliates of the issuer of the securities.

NAVIGATION TECHNOLOGIES CORPORATION

         2,284,541 shares of common stock.

         As of the date hereof, the common stock of Navigation Technologies is not publicly traded, and, as a result, there can be no assurance that a market can be found for such shares.

         In July 1996, Navigation Technologies filed an S-1 Registration Statement with the SEC for the initial public sale of shares of its common stock (an initial public offering, or "IPO"). Prior to the completion of this proposed IPO, a 1 for 12 reverse stock split is planned which would result in the Partnership holding 190,379 post-split shares. The current proposed offering price range as stated on the S-1 registration statement is $12-$14 per share; however, there is no assurance that this proposed IPO will take place or that any offering will be completed within the proposed offering price range.

         The Partnership has agreed to a lock-up agreement with the underwriters whereby the Partnership's shares will be restricted from sale for 180 days following the IPO.

         An officer of the General Partner is a member of the Board of Directors of Navigation Technologies; as a result, the Partnership's sale of the common stock of Navigation Technologies is subject to certain SEC regulations restricting the sale of securities by affiliates of the issuer of the securities.

OPTICAL SPECIALTIES, INC. (OPSL)

         125,589 shares of common stock.

         144,666 shares of Series D Preferred Stock.

         Warrant to purchase 173,600 shares of common stock, exercisable at $.02 per share, expiring on December 31, 1996.

         Royalties on semiconductor quality control equipment, expiring in December 1999. The Partnership is currently negotiating to sell its royalty-bearing technology which it licenses to Optical Specialties, Inc. (and a related License Agreement with Toray Industries, Inc.) to Optical Specialties, Inc. (and Toray Industries, Inc.); while the Partnership has reached a general understanding with the companies regarding this sale, no agreements have been executed.

         On August 19, 1996, the common stock of Optical Specialties, Inc., a publicly traded company, closed at $1 per share; the 12 month high and low prices of the common stock were $3 and $1, respectively. However, shares of common stock of Optical Specialties, Inc. are thinly traded, and, as a result, the Partnership may not be able to liquidate its equity holdings at quoted market prices.


SILICON VALLEY RESEARCH, INC. (SVRI)

         146,805 shares of common stock.

         Warrant to purchase 37,350 shares of common stock exercisable at $.50 per share, expiring March 22, 1997. If the warrant is exercised by net issuance, the resulting shares would be available for sale under Rule 144 volume restrictions.

         Warrant to purchase 75,000 shares of common stock exercisable at $1.50 per share, expiring September 15, 1997. If the warrant is exercised by net issuance, the resulting shares would be available for sale subject to Rule 144 volume restrictions beginning September 15, 1996.


         On August 19, 1996, the common stock of Silicon Valley Research, Inc., a publicly traded company on the NASDAQ, closed at $4-3/4 per share; the 12 month high and low closing prices of common stock were $12-1/2 and $3-5/8, respectively.


SYNBIOTICS CORPORATION (SBIO)

         458,003 shares of common stock.


         On August 19, 1996, the common stock of Synbiotics Corporation, a publicly traded company on the NASDAQ, closed at $4-1/8 per share; the 12 month high and low closing prices of the common stock were $5-1/2 and $1-7/8, respectively. However, shares of common stock of Synbiotics are thinly traded, and, as a result, the Partnership may not be able to liquidate its equity holdings at quoted market prices.


         An officer of the General Partner is a member of the Board of Directors of Synbiotics Corporation; as a result, the Partnership's sale of the common stock of Synbiotics Corporation is subject to certain SEC regulations restricting the sale of securities by affiliates of the issuer of the securities.

    In addition to the foregoing investments, the Partnership has investments which the General Partner has determined have marginal or no market value.

    The General Partner will continue to assess all of the Partnership's investments to determine whether each investment is salable, and if so, whether the potential proceeds from a sale of such investment would exceed the transaction costs associated with the sale. In determining the potential value of the Partnership's investments, the General Partner will also consider the Partnership's on-going management fees and general and administrative costs. If the General Partner determines that the sale of any such investment is not economically feasible, the General Partner, in its business judgment, may surrender or abandon such investment on behalf of the Partnership.

                     FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN

GENERAL

    The following summarizes certain federal income tax consequences to the Limited Partners arising from the Partnership's proposed sale of its assets and liquidation pursuant to the Plan. Statements of legal conclusions regarding tax consequences reflect the opinion of Coffield Ungaretti & Harris, counsel to the Partnership, and are based upon relevant provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and accompanying Treasury regulations, as in effect on the date hereof, upon reported judicial decisions and published positions of the Internal Revenue Service (the "Service"), and upon further assumptions that the Partnership constitutes a partnership for federal tax purposes, that allocations made and to be made pursuant to the Partnership Agreement have substantial economic effect as provided in the Treasury regulations, and that the Partnership will be liquidated as described herein, distributing only cash proceeds in complete liquidation of the Partners' interests. The laws, regulations, administrative rulings and judicial decisions which form the basis for conclusions with respect to the tax consequences described herein are subject to change (including change which may have retroactive effect) at any time.

    This summary is directed to individual Limited Partners who are citizens or residents of the United States for federal income tax purposes and who hold Units as capital assets (generally, property held for investment). Except as otherwise specifically set forth herein, this summary does not address foreign, state or local tax consequences, and is inapplicable to corporations, trusts, estates, partnerships, limited liability companies, tax-exempt entities, investment companies, nonresident aliens, or debtors under the jurisdiction of a court in a case under federal bankruptcy laws or in a receivership, foreclosure or similar proceeding. Moreover, it is impossible to describe all the tax consequences of the Plan upon Limited Partners because the tax consequences may vary depending upon the individual circumstances of a Limited Partner. All Limited Partners are strongly encouraged to consult their own tax advisors as to the tax issues which may be specifically applicable to them.

OVERVIEW

    Limited Partners may anticipate two types of tax consequences from the proposed liquidation. Certain tax consequences will "flow through" to the Limited Partners from the Partnership during the period required to complete the sale or other disposition of its assets and distribution of the liquidation proceeds. In addition, certain tax consequences will result when the Partnership completes the liquidation of its assets and terminates its existence.

"FLOW THROUGH" OF TAX ITEMS FROM THE PARTNERSHIP

IN GENERAL

    The Partnership will have certain items of income, expense, gain and loss during the period of time required for it to dispose of its assets and make liquidating distributions. These items will include operating income and expenses, and will also include expenses, gains and losses specifically relating to the disposition of its assets. All such items will be allocated among the Partners in the manner described in the Partnership Agreement. As was true throughout the life of the Partnership, each Limited Partner must continue to recognize and report his allocable share of the Partnership's items of income, gain, loss, deduction and credit, including those items relating to the disposition of assets in connection with the liquidation.

DISPOSITION OF ASSETS

    The Partnership will realize and recognize gain or loss, or a combination of both, upon the disposition of its assets. The amount of gain with respect to each asset will be the excess of the amount realized (i.e., cash and other consideration received, including relief of indebtedness) over the Partnership's adjusted tax basis for such asset. Conversely, the amount of loss with respect to each asset will be the excess of the Partnership's tax basis for such asset over the amount realized.

    Net long-term capital gains of individuals, trusts and estates are taxed at a maximum rate of 28%, while ordinary income is currently taxed at rates of up to 39.6%. Capital losses recognized in a given taxable year can be utilized to offset capital gains during that taxable year, plus up to $3,000 of ordinary income ($1,500 in the case of a married individual filing a separate return). Any capital loss that is not deducted because of this limitation may be carried forward and utilized in subsequent years subject to the same limitation.

    In connection with the liquidation, the Partnership will attempt to sell certain royalty rights. The royalty rights have zero basis in the hands of the Partnership, so the entire amount realized in connection with this sale will represent taxable gain. It is anticipated that such gain will be treated as "section 1231 gain" from assets used in the Partnership's trade or business. Such gain is generally treated as long-term capital gain.

To the extent a taxpayer has unrecaptured section 1231 losses in the five preceding taxable years, however, such gains may be treated as ordinary income. In the case of a partnership, the determination of whether there are unrecaptured section 1231 losses is made based on the circumstances of each individual partner.

    The Partnership also intends to dispose of certain securities. Some of these securities will be sold; others, having little or no value, may be abandoned. These dispositions will result in long term capital gains or losses. Consistent with the goal of maximizing the Limited Partners' overall return from the liquidation, the General Partner, to the extent possible, will attempt to cause the Partnership to recognize losses in the same year as gains, but there can be no assurance that such matching will be possible.

TAXATION UPON COMPLETION OF LIQUIDATION

GAIN OR LOSS UPON COMPLETION OF LIQUIDATION

    The Partnership itself will not realize gain or loss upon the distribution of cash to its partners in liquidation. Each Limited Partner, however, will be treated as having sold his Units for an amount equal to the cash distributed to such Limited Partner in liquidation. If such amount exceeds the Limited Partner's adjusted tax basis in his Units, the difference will be a capital gain; if such amount is less than the Limited Partner's basis, the difference will be a capital loss. The tax consequences of the liquidation to a Limited Partner will therefore depend in part on his basis in his Units.

    A Limited Partner's basis in his Units is affected by allocations and distributions made during the period of time he held the Units. Allocations of income and gain to a Limited Partner, including gain from the sale of Partnership investments, increase such Limited Partner's adjusted tax basis in his Units. Conversely, allocations of losses and deductions to a Limited Partner, including losses from the sale of Partnership investments, reduce such Limited Partner's adjusted tax basis in his Units. A Limited Partner's adjusted tax basis in his Units is also reduced (but not below zero) by distributions to such Limited Partner. Distributions in excess of basis are taxed in the same manner as gain from the sale of a Unit (i.e., as capital gain). Because of the many factors affecting the basis of Units (including differing initial bases for Limited Partners who obtained their Units at different times), it is not possible to state in general whether the liquidation will result in a gain or loss to the Limited Partners or the likely extent of such gain or loss.

PASSIVE LOSS LIMITATION

    Limited Partners that are individuals, trusts, estates, or personal service corporations are subject to the passive activity loss limitation rules that were enacted as part of the Tax Reform Act of 1986. These rules generally provide that losses resulting from a passive activity may not be used to offset income unless such income also results from a passive activity.

    A Limited Partner's allocable share of Partnership income, gain, loss, and deduction is treated as derived from a passive activity, except to the extent of the Partnership's portfolio income, which includes interest, dividends and gains from the sale of portfolio investments. A Limited Partner's allocable share of any Partnership gain realized on sale of its investments (other than investments that are classified as portfolio investments) will be passive activity income that may be offset by passive activity losses from other passive activity investments.

    Liquidation of the Partnership will result in a complete, taxable disposition of the Limited Partners' interests. When an owner of a passive activity makes a complete, taxable disposition of the owner's interest in the activity, all passive activity losses of that activity for the taxable year of disposition and all previous taxable years, to the extent not used to offset passive activity income for previous years, are treated as losses which are not from a passive activity, and may offset other income subject to other applicable limitations. Depending upon individual circumstances, a Limited Partner may achieve tax savings as a result of the liquidation through the use of losses that were allocated in previous years but suspended by reason of the passive loss limitation.

CERTAIN STATE INCOME TAX CONSEQUENCES

    State income tax consequences are generally beyond the scope of this discussion, and Limited Partners should rely upon their own tax advisors for information regarding such consequences. Limited Partners should note, however, that some or all of the Partnership's income and losses may be considered to arise from California sources. California law may require income tax withholding with respect to certain distributions made to Limited Partners residing outside California.

    THE FOREGOING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS INTENDED TO BE ONLY A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE DISPOSITION OF THE PARTNERSHIP'S INVESTMENTS AND THE LIQUIDATION OF THE PARTNERSHIP PURSUANT TO THE PLAN. IT IS NOT INTENDED AS AN ALTERNATIVE TO INDIVIDUAL TAX PLANNING. EACH LIMITED PARTNER SHOULD CONSULT HIS OWN TAX ADVISOR CONCERNING SPECIFIC FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES APPLICABLE TO HIM.


                                      LITIGATION

    On April 15, 1994, a multiparty petition captioned MACK ET AL. V.
PRUDENTIAL SECURITIES INCORPORATED ET AL. (Cause No. 94-17695) was filed in the 80th Judicial District Court of Harris County, Texas, purportedly on behalf of investors in the Partnership against the Partnership, the General Partner, Prudential Securities Incorporated, the Prudential Insurance Company of America and a number of other defendants. The petition alleges common law fraud, fraud in the inducement and negligent misrepresentation in connection with the offering of the Partnership; negligence and breach of fiduciary duty in connection with the operation of the Partnership; civil conspiracy; and violations of the federal Securities Act of 1933 (sections 11 and 12) and of the Texas Securities and Deceptive Trade Practices statutes. The suit seeks, among other things, compensatory and punitive damages, costs and attorneys' fees. The ultimate outcome of this litigation as well as the impact on the Partnership cannot presently be determined.

    The General Partner believes that the litigation discussed above will not have an adverse impact on its ability to liquidate the Partnership in accordance with the Plan and in the time frame currently contemplated by the General Partner.

                                                                      APPENDIX A

                         PLAN OF DISSOLUTION AND LIQUIDATION
                                          OF
                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II


    This Plan of Dissolution and Liquidation (the "Plan") is intended to effect the complete, voluntary dissolution and liquidation of PruTech Research and Development Partnership II, a California limited partnership (the "Partnership"), in accordance with Article 9 of the Agreement of Limited Partnership, dated as of October 4, 1984, as amended (the "Partnership Agreement"), and Article 8 of the California Revised Uniform Limited Partnership Act. Capitalized terms used herein without other definition shall have the meanings ascribed to them in the Partnership Agreement.

    1. This Plan shall be effective on the date (the "Effective Date") on which it is adopted by the affirmative vote of the holders of a majority of the outstanding Units in accordance with the terms of the Partnership Agreement.

    2. Following the Effective Date, the General Partner shall act as "Liquidating Agent" with respect to the Partnership's assets and shall proceed to complete the following actions to liquidate the Partnership's assets and to effect the complete and voluntary dissolution of the Partnership:

         (a) The Liquidating Agent shall sell or otherwise dispose of the assets of the Partnership, other than cash, pursuant to the transactions described in the Consent Solicitation Statement distributed to the Limited Partners in connection with the approval of the Plan or in such other transactions and upon such terms and conditions as the Liquidating Agent deems to be in the best interests of Limited Partners to any person or persons (other than the General Partner or its Affiliates).

         (b) The assets of the Partnership shall be distributed to the Limited Partners and the General Partner in accordance with the Partnership Agreement in one or a series of distributions, at any time or from time to time, and in any manner that the Liquidating Agent may determine.

         (c) The Liquidating Agent shall, in addition, (i) cause the Partnership to withdraw from all jurisdictions in which the Partnership is qualified to do business, (ii) wind up the Partnership's business and affairs, and (iii) complete the formal dissolution of the Partnership and cancellation of the Certificate of Limited Partnership under California law.

    3. Implementation of this Plan shall be under the direction of the Liquidating Agent who shall have full authority to carry out the provisions of this Plan or such other actions it deems appropriate without further action by the partners.

                                                                     APPENDIX B

                                                                         1995
- -------------------------------------------------------------------------------
PRUTECH RESEARCH AND                                                     ANNUAL
DEVELOPMENT PARTNERSHIP II                                               REPORT

         PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                   (a limited partnership)

                                                        April 1996

To the Limited Partners:

   This 1995 Annual Report includes the Partnership's financial statements for 1995, Management's Discussion and Analysis of Financial Condition and Results of Operations, and information about each of the entities in which the Partnership has an active investment.

   Should you have any questions, please contact Prudential Securities' Client Services Department at 1-(800)-535-2077.

Very truly yours,


/s/ Russell L. Allen

Russell L. Allen
President
R&D Funding Corp
General Partner

                              PRUTECH II PORTFOLIO

The following investments and/or royalty rights were active during the year, or had value at the end of the year. The Partnership's position in each investment and/or royalty right is as of December 31, 1995. However, the Partnership's positions in Ecogen Inc. and Silicon Valley Research, Inc. reflect a reverse stock split which occurred subsequent to December 1995. Additionally, certain of these securities have been sold subsequent to December 31, 1995. Certain of the securities held by the Partner ship have restrictions on resale due to contractual obligations and/or Federal securities laws and regulations.

             BIOCOMPATIBLES INTERNATIONAL plc (BLL, LONDON EXCHANGE)

Position: 968,688 shares of common stock; $87,685 Promissory Note due from Lombart Lenses Limited, Inc. ("Lombart")

     In April 1995, Biocompatibles completed a public offering of stock on the London stock exchange, and the Partnership's Biocompatibles preferred stock (held by a company wholly owned by the Partnership and an affiliate) converted into common stock. In June 1995, this wholly-owned company was dissolved, and the Biocompatibles common stock was distributed on a pro-rata basis to the Partnership and its affiliate. In March and September of 1995, shares which had been held in escrow (from the 1994 acquisition of Lombart's assets by Biocompatibles) were released without any claims. As a result of the above transactions the Partnership held 1,614,480 shares of Biocompatibles common. Additional shares may be issued to the Partnership as part of the 1994 merger consideration if certain 1995 performance thresholds are met by the Lombart business.

     In October 1995, the Partnership sold 645,792 shares of Biocompatibles common stock, generating $3,042,00 for the Partnership. Subsequent to December 1995, the Partnership sold an additional 48,608 shares for $396,00. The stock price of Biocompatibles was $7.45 per share as of March 26, 1996.

     The promissory note matured March 23, 1996 at which time all principal and interest was collected.

                       BOSTON SCIENTIFIC CORPORATION (BSX)

Position: Royalties on catheters designed for use in ultrasound imaging systems which expire in 1999

     The Partnership received royalties of $580,000 in 1995 from Boston Scientific's sales of the Partnership's products compared to $326,000 in 1994. Subsequent to December 1995, the Partnership and its affiliate transferred to Boston Scientific all of their rights, titles and interests in these licensed technologies in exchange for a cash payment, of which the Partnership's portion was $3,472,000.

                               ECOGEN INC. (EECN)

     Position: 102,165 (post-split) shares of common stock; director's options for 3,400 shares at exercise prices ranging from $17.82 to $53.05 per share; royalty rights on several genetically engineered pesticide products which expire in 2004

     Sales of the Partnership's royalty-bearing products increased slightly in 1995, creating royalties of $149,000 during 1995 as compared to $145,000 in 1994. A credit balance from a prepayment of royalties was exhausted in the second quarter of 1995, and the Partnership is now receiving quarterly royalty payments. Royalties received during 1995 totaled $64,000. Subsequent to December 1995, Ecogen completed a 1 for 5 reverse stock split. As a result, the Partnership now holds 102,165 shares of Ecogen common and the option amounts and related exercise prices were adjusted accordingly. The stock price (post-split) of Ecogen was $5.00 per share as of March 26, 1996.

                      MACNEAL-SCHWENDLER CORPORATION (MNS)

Position: None

     In March 1995, the Partnership and MacNeal-Schwendler Corporation ("MNS") agreed to terminate the Partnership's contractual rights with respect to MNS software and to transfer the technology relating to that software to MNS in exchange for approximately $983,000. Royalties received by the Partnership relating to this technology were $27,000 in 1995 and $194,000 in 1994. No further royalty payments will be received by the Partnership from MNS as a result of this agreement.

                       NAVIGATION TECHNOLOGIES CORPORATION

Position: 2,284,541 shares of common stock

     In June 1995, the Partnership sold 2,284,542 shares of Navigation Technologies stock for $1,942,000. Navigation Technologies, a private company, develops high quality navigable map databases.

                         OPTICAL SPECIALTIES, INC. (OSI)

Position: 108,229 shares of common stock; 144,666 shares of Series D preferred stock; warrant for 173,600 shares of common stock, exercisable at $.02 per share; contingency warrant for 412,300 shares of common stock exercisable at $.02 per share tied to the Partnership's guarantee of an OSI loan; royalties on technology and products licensed to OSI and to Toray Industries, a Japanese manufacturer which expire in 1999.

     The Partnership received payments of $777,000 from OSI in 1995, as compared to $43,000 in 1994. The 1995 payments were primarily past-due royalties and accumulated interest payments. The Partnership's other licensee, Toray Industries, generated $81,000 of royalties for the Partnership during 1995, as compared to $55,000 during 1994. Negotiations are in process to transfer the Partnership's technology positions to OSI. The stock price of OSI was $1.37 per share as of March 27, 1996.

                      SILICON VALLEY RESEARCH, INC. (SVRI)

Position: 146,806 (post-split) shares of common stock; warrant for 37,350 shares exercisable at $.50 per share; warrant for 75,000 shares exercisable at $1.50 per share

     In July 1995, the Partnership partially exercised a warrant to acquire, on a net issuance basis, 11,865 shares (23,731 pre-split shares) of SVRI stock. During July and August 1995, the Partnership sold 27,500 shares (55,000 pre-split shares) of SVRI common stock generating $227,000 for the Partnership. Subsequent to December 1995, SVRI completed a 1 for 2 reverse stock split. As a result, the Partnership now holds 146,806 shares of SVRI common and the warrant share amounts and related exercise prices were adjusted accordingly. The stock price (post-split) of SVRI was $3.875 per share as of March 26, 1996.

                       SOMATIX THERAPY CORPORATION (SOMA)

Position: 113,692 shares of common stock

     From the period January 1, 1996 through March 27, 1996, the Partnership sold its remaining 113,692 shares for $765,000.

                          SYNBIOTICS CORPORATION (SBIO)

Position: 460,303 shares of common stock; director's options for 33, 418 shares of common stock exercisable at prices ranging from $2.63 to $4.00 per share

     The stock price of Synbiotics was $2.875 per share as of March 26, 1996.

                               TRIDOM CORPORATION

Position: None

     In June 1995, the Partnership received $1,954,000 of principal and related interest upon the maturity of its promissory note.

DELOITTE & TOUCHE LLP
       (LOGO)

- ----------------------------------------------------------------
Two World Financial Center             Telephone: (212) 436-2000
New York, New York 10281-1414          Facsimile: (212) 436-5000

INDEPENDENT AUDITORS' REPORT

To the Partners of
  PruTech Research and Development Partnership II

We have audited the accompanying statements of financial condition of PruTech Research and Development Partnership II (a California limited partnership) as of December 31, 1995 and 1994, and the related statements of operations, changes in partners' capital and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the General Partner. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the financial position of PruTech Research and Development Partnership II as of December 31, 1995 and 1994, and the results of its operations and its cash flows for each of three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.

Deloitte & Touche LLP

February 12, 1996

- ---------------
Deloitte Touche
Tohmatsu
International
- ---------------

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                               (a limited partnership)
                          STATEMENTS OF FINANCIAL CONDITION


                                                                         December 31,
                                                                 -------------------------
                                                                     1995           1994
- ------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                       $2,936,616     $  628,469
Investments in equity securities                                 3,911,066      3,504,652
U.S. Treasury bills held in escrow, at amortized cost              585,707        582,524
Due from affiliate                                                 462,586          --
Royalties receivable                                               147,560        161,101
Notes receivable, net                                               19,031        956,643
Interest receivable                                                  5,585        930,012
Stock warrants                                                      74,349         74,349
                                                                 ----------     ----------
Total Assets                                                    $8,142,500     $6,837,750
                                                                 ----------     ----------
                                                                 ----------     ----------

LIABILITIES AND PARTNERS' CAPITAL
Liabilities
Accrued management fee                                          $  500,000     $2,000,000
Accrued expenses and other liabilities                             102,103         93,748
                                                                 ----------     ----------
Total liabilities                                                  602,103      2,093,748
                                                                 ----------     ----------

CONTINGENCIES AND CONTINGENCIES
PARTNERS' CAPITAL
Limited partners (100,000 units issued and outstanding)          4,595,879      2,582,023
General partner                                                    586,764        363,002
Unrealized gain on investments in equity securities              2,357,754      1,798,977
                                                                 ----------     ----------
Total partners' capital                                          7,540,397      4,744,002
                                                                 ----------     ----------
Total liabilities and partners' capital                         $8,142,500     $6,837,750
                                                                 ----------     ----------
                                                                 ----------     ----------
- ------------------------------------------------------------------------------------------


           The accompanying notes are an integral part of these statements

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                               (a limited partnership)
                               STATEMENTS OF OPERATIONS


                                                                     YEAR ENDED DECEMBER 31,
                                                            ----------------------------------------
                                                               1995           1994           1993
- ----------------------------------------------------------------------------------------------------
REVENUES
Royalty income                                             $1,516,735    $   474,663     $  493,252
Gain on sale of investments in equity securities            5,058,228             --      1,346,953
Termination of royalty rights                                 983,130             --             --
Interest and other income                                     301,339        503,557        339,337
Recovery of R&D commitment                                       --          691,854        577,742
Monitoring fee income                                            --             --          225,494
                                                            ----------    -----------     ----------
                                                            7,859,432      1,670,074      2,982,778
                                                            ----------    -----------     ----------
EXPENSES
Management fee                                              2,000,000      2,000,000      2,000,000
General and administrative                                    288,481        311,309        206,186
Write-down of investments in equity securities                   --        1,489,410      1,417,712
Write-off of stock warrants                                      --             --           10,000
                                                            ----------    -----------     ----------
                                                            2,288,481      3,800,719      3,633,898
                                                            ----------    -----------     ----------
Net income (loss)                                          $5,570,951    $(2,130,645)    $ (651,120)
                                                            ----------    -----------     ----------
                                                            ----------    -----------     ----------


ALLOCATION OF NET INCOME (LOSS)
Limited partners                                           $5,013,856    $(1,917,580)    $ (586,008)
                                                            ----------    -----------     ----------
                                                            ----------    -----------     ----------

General partner                                            $  557,095    $  (213,065)    $  (65,112)
                                                            ----------    -----------     ----------
                                                            ----------    -----------     ----------

Net income (loss) per limited partnership unit             $    50.14    $    (19.18)    $    (5.86)
                                                            ----------    -----------     ----------
                                                            ----------    -----------     ----------
- ----------------------------------------------------------------------------------------------------


                    STATEMENTS OF CHANGES IN PARTNERS' CAPITAL

                                                                                         UNREALIZED
                                                             LIMITED         GENERAL       GAIN ON
                                                             PARTNERS        PARTNER     INVESTMENTS        TOTAL
- -------------------------------------------------------------------------------------------------------------------
Partners' capital--December 31, 1992                       $7,085,611       $863,401     $     --       $7,949,012
Net loss                                                     (586,008)       (65,112)          --         (651,120)
Unrealized gain on investments in equity
  securities                                                     --             --        3,423,329      3,423,329
                                                            ----------       --------     ----------     ----------
Partners' capital--December 31, 1993                        6,499,603        798,289      3,423,329     10,721,221
Net loss                                                   (1,917,580)      (213,065)          --       (2,130,645)
Distribution                                               (2,000,000)      (222,222)          --       (2,222,222)
Change in unrealized gain on investments in
  equity securities                                              --             --       (1,624,352)    (1,624,352)
                                                            ----------       --------     ----------     ----------
Partners' capital--December 31, 1994                        2,582,023        363,002      1,798,977      4,744,002
Net income                                                  5,013,856        557,095           --        5,570,951
Distributions                                              (3,000,000)      (333,333)          --       (3,333,333)
Change in unrealized gain on investments in
  equity securities                                              --             --          558,777        558,777
                                                            ----------       --------     ----------     ----------
Partners' capital--December 31, 1995                       $4,595,879       $586,764     $2,357,754     $7,540,397
                                                            ----------       --------     ----------     ----------
                                                            ----------       --------     ----------     ----------
- -------------------------------------------------------------------------------------------------------------------



           The accompanying notes are an integral part of these statements

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                               (a limited partnership)
                               STATEMENTS OF CASH FLOWS


                                                                              YEAR ENDED DECEMBER 31,
                                                                    ------------------------------------------
                                                                         1995           1994           1993
- --------------------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Royalty income received                                            $  1,530,276   $    617,789   $    448,806
R&D recoveries received                                                   --           650,000        577,742
Interest and other income received                                    1,190,780        127,681        209,502
General and administrative expenses paid                               (280,126)      (343,486)      (165,087)
Management fee paid                                                  (3,500,000)      (500,000)    (2,000,000)
Cash (paid) received for other assets, net                             (462,586)         4,065          3,296
                                                                   ------------   ------------   ------------
Net cash (used in) provided by operating activities                  (1,521,656)       556,049       (925,741)
                                                                   ------------   ------------   ------------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from the sale of investments in equity securities            5,210,591          --             --
Proceeds from the termination of royalty rights                         983,130          --             --
Collection of noted receivable                                          937,612          4,340         95,480
Proceeds from the sale of technology                                     27,418          --             --
Purchase of U.S. Treasury bills held in escrow                       (1,167,415)    (1,739,831)      (577,205)
Redemption of U.S. Treasury bills held in escrow                      1,171,800      1,757,700        585,900
Investments in equity securities                                          --              (770)      (498,661)
                                                                   ------------   ------------   ------------
Net cash provided by (used in) investing activities                   7,163,136         21,439       (394,486)
                                                                   ------------   ------------   ------------
CASH FLOWS FROM FINANCING ACTIVITIES
Distributions                                                        (3,333,333)    (2,222,222)         --
                                                                   ------------   ------------   ------------
Net increase (decrease) in cash and cash equivalents                  2,308,147     (1,644,734)    (1,320,227)
Cash and cash equivalents at beginning of year                          628,469      2,273,203      3,593,430
                                                                   ------------   ------------   ------------
Cash and cash equivalents at the end of year                       $  2,936,616   $    628,469   $  2,273,203
                                                                   ------------   ------------   ------------
                                                                   ------------   ------------   ------------
- -------------------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME (LOSS) TO NET CASH
(USED IN) PROVIDED BY OPERATING ACTIVITIES
Net income (loss)                                                  $  5,570,951   $ (2,130,645)  $   (651,120)
                                                                   ------------   ------------   ------------
Adjustments to reconcile net income (loss) to net
  cash (used in) provided by operating activities:
Gain on sale of investments in equity securities                     (5,058,228)         --        (1,346,953)
Termination of royalty rights                                          (983,130)         --             --
Gain on sale of technology                                              (27,418)         --             --
Monitoring fee income                                                     --             --          (225,494)
Write-off of investments in equity securities                             --         1,489,410      1,417,712
Write-off of stock warrants                                               --             --            10,000
Recovery of R&D commitment income                                         --           (41,854)         --
Interest income from receipt of stock warrants                            --           (32,495)         --
Changes in:
  Accrued management fee                                             (1,500,000)     1,500,000          --
  Interest receivable                                                   916,859       (343,381)      (129,827)
  Royalties receivable                                                   13,541        143,126        (44,446)
  Due from affiliate                                                  (462,5860)         --             --
  Other assets                                                            --             4,065          3,387
  Accrued expenses and other liabilities                                  8,355        (32,177)        41,000
                                                                   ------------   ------------   ------------
Total adjustments                                                    (7,092,607)     2,686,694       (274,621)
                                                                   ------------   ------------   ------------
Net cash (used in) provided by operating activities                $ (1,521,656)  $    556,049   $   (925,741)
                                                                   ------------   ------------   ------------
                                                                   ------------   ------------   ------------




                                                        (continued on next page)

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                               (a limited partnership)
                          STATEMENTS OF CASH FLOWS (CONT'D)

SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES

1995

Biocompatibles International plc convertible preferred stock was converted from preferred to common stock (see Note D).

Partially exercised a warrant to acquire, on a net issuance basis, 23,731 shares of Silicon Valley Research, Inc. common stock.

Received 281 shares of Texas Biotechnology Corporation common stock after certain contractual conditions were met.

1994

Satisfied a $43,400 royalty receivable from Optical Specialities, Inc., by accepting 144,666 shares of that company's preferred stock.

Lombart Lenses Limited, Inc. transferred all of its assets and liabilities to a wholly-owned subsidiary of Biocompatibles International plc in exchange for 161,448 shares of Biocompatibles convertible preferred stock (see Note D).

Received $550,000 in cash and a warrant to acquire 150,000 shares of common stock from Silicon Valley Research, Inc. in satisfaction of its outstanding note (principal and interest of $591,854 and $32,495, respectively).

The General Partner concluded that an impairment in value that was not temporary had occurred in the Partnership's equity investments in Synbiotics
  Corporation and Somatix Therapy Corporation. As a result, the value of the Partnership's common stock was written down by $949,375 and $540,035, respectively.

1993

Exchanged 84,500 shares of Seattle Silicon Corporation common stock and warrants for 88,834 shares of the company exercisable at $.50 per share for 43,333 shares of common stock of the company. The common stock has no cost basis or readily determinable market value at December 31, 1993.

The General Partner concluded that an impairment in value that was not temporary had occurred in the Partnership's equity investments in Somatix Therapy Corporation. As a result, the value of the Partnership's common stock was written down by $1,417,712.

Solitec, Inc. reincorporated as Turn Technology, Inc. in mid-December 1993; a
  10:1 reverse split resulted in receipt of 126 shares of common stock in exchange for 1,260 shares of common stock.

Navigation Technologies Series A preferred stock was converted from preferred to common stock.

The terms of a warrant to purchase 600,000 shares of Silvar-Lisco common stock at $6.7675 per share were changed to purchase 677,567 shares at $5.9948 per share.

- --------------------------------------------------------------------------------
           The accompanying notes are an integral part of these statements

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                               (a limited partnership)
                            NOTES TO FINANCIAL STATEMENTS

A. GENERAL

  PruTech Research and Development Partnership II (the "Partnership"), a California limited partnership, was formed on October 4, 1984 and will terminate on December 31, 2004 unless terminated sooner under the provisions of the Agreement of Limited Partnership, as amedned (the "Partnership Agrement"). Capital resources were originally provided by the sale of limited partnership units and by contributions of the General Partner equal to 10% of limited partnership contributions. The Partnership was formed to seek cash flow from the research and development of new technology with potential commercial applications. The general partner of the Partnership is R&D Funding Corp (the "General Partner"), a wholly-owned subsidiary of Prudential Securities Group Inc. ("PSGI"). At December 31, 1995, the Partnership held equity investments, a note receivable and/or active royalty rights relating to eight portfolio companies.

B.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING

  The books and records of the Partnership are maintained on the accrual basis of accounting in accordance with generally accepted accounting principles.

  The preparation of financial statements in conformity with generally accepted accounting principles requires the General Partner to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

CASH AND CASH EQUIVALENTS

  Cash and cash equivalents include money market funds.

INVESTMENTS

  The Partnership's equity securities that have readily determinable fair values are classified as available-for-sale securities. These securities are measured at fair value in the statements of financial condition and unrealized gains and losses are reported as a separate component of partners' capital. Equity securities traded on a national securities exchange or NASDAQ national market are valued at the last reported sales price on the primary exchange on which they are traded. Equity securities traded in the over-the-counter market and thinly-traded securities are valued at the mean between the last reported bid and asked prices. Equity securities which are not readily marketable are accounted for under the cost method.

  The carrying value of an investment is written down to its fair value when a decline in value is considered to be other than temporary. The Partnership uses the average cost method to determine gains or losses on the sale of securities.

ROYALTY INCOME

  Royalty income represents revenue generated from licenses granted by the Partnership.

MONITORING FEE INCOME

  Payments received from research and development companies to reimburse the Partnerhip for its cost of monitoring during the development and marketing periods of a product were deferred and fully amortized over an eight-year period which ended December 31, 1993.

MANAGEMENT FEE

  The General Partner is paid a management fee equal to two percent of the limited partners' original capital contributions per annum. This fee provides for the cost of overseeing, supervising and monitoring the conduct of the development projects and for overseeing and monitoring product exploitation resulting from the development projects.

INCOME TAXES

  The Partnership is not required to provide for, or pay, any Federal or state income taxes. Income tax attributes that arise from its operations are passed directly to the individual partners. The Partnership may be subject to other state and local taxes in jurisdictions in which it operates.

PROFIT AND LOSS ALLOCATIONS AND DISTRIBUTIONS

  Net losses are allocated 90% to the limited partners and 10% to the General Partner until such time as the total net profits allocated to each limited partner equal all losses previously allocated whereupon the General Partner will be allocated net profits in an additional amount of 25% with a corresponding reduction to the limited partners to be shared in proportion to their capital contributions.

  Distributions of cash are made in accordance with the Partnership Agreement and are allocated 90% to the limited partners and 10% to the General Partner.

C.  ROYALTIES

  In March 1995, the Partnership and MacNeal-Schwendler Corporation ("MNS") agreed to terminate the Partnership's contractual rights with respect to MNS software and to transfer the technology relating to the software to MNS in exchange for $983,130. No further royalty payments will be received by the Partnership from MNS as a result of this agreement.

D.  INVESTMENTS

  In connection with certain of its research and development contracts, the Partnership has exercised its warrants or has converted its technology, royalty rights, warrants or notes receivable into an equity position in the companies performing the research and development. Investments in equity securities include the following:

                                                DECEMBER 31, 1995                                  DECEMBER 31, 1994
                               ------------------------------------------------     ----------------------------------------------
                                                                                                            GROSS
                                                          GROSS                                           UNREALIZED
                                              COST      UNREALIZED    CARRYING                  COST         GAIN       CARRYING
MARKETABLE EQUITY SECURITIES      SHARES      BASIS       GAINS         VALUE       SHARES      BASIS       (LOSS)        VALUE
- ---------------------------------------------------------------------------------------------------------------------------------
Ecogen Inc. - Common Stock      510,827  $   20,537   $  713,777   $  734,314     510,827   $   20,537   $1,799,284   $1,819,821
Somatix Therapy Corpora-
 tion - Common Stock            113,692     341,076      341,076      682,152     113,692      341,076         --        341,076
Synbiotics Corporation -
 Common Stock                   460,303     891,837      201,383    1,093,220     460,303      891,837         --        891,837
Silicon Valley Research,
  Inc. - Common Stock           293,612        --      1,101,044    1,101,044        --           --           --           --
Texas Biotechnology Corpo-
 ration - Common Stock              603         770          474        1,244         322          770         (307)         463
                                         ----------   ----------   ----------               ----------    ---------    ---------
                                          1,254,220    2,357,754    3,611,974                1,254,220    1,798,977    3,053,197
                                          ---------   ----------   ----------               ----------    ---------    ---------

NOT READILY MARKETABLE EQUITY
 SECURITIES
- -----------------------------
Optical Specialties, Inc. -
 Common Stock                   108,229        --           --           --       108,229         --           --           --
Optical Specialties, Inc. -
  Preferred Stock               144,666      43,400         --         43,400     144,666       43,400         --        432,400
Biocompatibles International
 plc - Common Stock             968,688     253,474         --        253,474        --           --           --           --
Biocompatibles International
 plc - Series D
 Convertible Preferred Stock       --          --           --           --       161,488      403,620         --        403,620
Navigation Technologies Cor-
 poration - Common Stock      2,284,541       2,218         --          2,218   4,569,083        4,435         --          4,345
Silicon Valley Research
  Inc. - Common Stock              --          --           --           --       324,861         --           --           --
                                          ---------   ----------   ----------               ----------    ---------    ---------
                                            299,092         --        299,092                  451,455         --        451,455
                                          ---------   ----------   ----------               ----------    ---------    ---------
                                         $1,553,312   $2,357,754   $3,911,066               $1,705,675   $1,798,977   $3,504,652
                                          ---------   ----------   ----------               ----------    ---------    ---------
                                          ---------   ----------   ----------               ----------    ---------    ---------




    The gross unrealized gain would be allocated 90% to the limited partners and 10% to the General Partner if realized at December 31, 1995; however, there is no assurance that the Partnership would receive these amounts in the event of the sale of its position in these securities.

SOMATIX THERAPY CORPORATION

     The General Partner concluded that an impairment in value that was not temporary had occurred in the Partnership's equity investment in Somatix Therapy Corporation in 1994 and 1993. As a result, the value of the Partnership's common stock was written down by $540,035 and $1,417,712 for the years ended December 31, 1994 and 1993, respectively.

SYNBIOTICS CORPORATION

     In 1994, the General Partner concluded that an impairment in value that was not temporary had occurred in the Partnership's equity investment in Synbiotics Corporation. As a result, the value of the Partnership's common stock was written down by $949,375. These shares were originally received by the Partnership in June 1993 in exchange for its holdings in the company's warrants, royalty rights on certain of the company's animal diagnostic and therapeutic products as well as funding its final research and development commitment of $494, 259. This transaction resulted in a gain of $1,346,953 during the year ended December 31, 1993.

NAVIGATION TECHNOLOGIES CORPORATION

     In June 1995, the Partnership sold 2,284,542 shares of Navigation Technologies Corporation common stock for $1,941,861. This transaction resulted in a gain of $1,939,643, which represented approximately 25% of the Partnership's total revenues.

SILICON VALLEY RESEARCH, INC.

     In July 1995, the Partnership partially exercised a warrant to acquire, on a net issuance basis, 23,731 shares of Silicon Valley Research, Inc. ("SVRI") common stock. During July and August 1995, the Partnership sold 55,000 shares of SVRI common stock resulting in a gain of $226,875. During 1995, SRVI stock was listed on the NASDAQ national market; accordingly, the Partnership's investment in this stock was reclassified as marketable equity securities.

     The Partnership received a promissory note in 1989 as part of a restructuring agreement with Silvar-Lisco (now named SVRI) in which the company agreed to repay a portion of its R&D funds as a result of its failure to complete the Partnership's R&D project. In September 1994, the Partnership received $550,000 in cash and a warrant to purchase 150,000 shares of common stock from SVRI in satisfaction of its outstanding note (principal and interest of $591,854 and $32,495, respectively). Principal repayments were recognized by the Partnership as a recovery of R&D commitment income. The warrants, which have a book value of $74,349 as of December 31, 1995 and 1994, are exercisable, subject to certain restrictions, at $.75 per share and expire on September 15, 1997.

TEXAS BIOTECHNOLOGY CORPORATION

     In July 1994, a subsidiary of Synbiotics Corporation merged with Texas Biotechnology Corporation ("TBC"). Pursuant to the merger agreement, the Partnership exercised its option to purchase 322 shares of TBC common stock and was entitled to receive additional shares if certain conditions were met. In July 1995, the merger contingencies were satisfied and the Partnership received an additional 281 shares of TBC common stock.

BIOCOMPATIBLES INTERNATIONAL PLC

     In September 1994, Lombart Lenses Limited, Inc. ("Lombart") transferred all of its assets and liabilities to a wholly-owned subsidiary of Biocompatibles International plc ("Biocompatibles") in a tax-free exchange for 200,000 shares of Biocompatibles Series D Convertible Preferred Stock, of which the Partnership's portion was 161,448. Concurrent with the transaction, Lombart changed its name to Bolssevain, Ltd. ("Boissevain"). Of the 161,448 shares received, an escrow agent held 72,652 shares to cover any breach of representations and warranty claims against Lombart. In April 1995, Boissevain converted all of the Partnership's Biocompatibles preferred stock into 1,614,480 shares of common stock of that company, of which 363,258 shares remained in escrow. In September 1995, the remaining shares held in escrow were released without any claims.

In connection with this transaction, a promissory note previously issued to the Partnership by Lombart was cancelled and a new promissory note was executed. The principal balance of the new note (approximately $88,000) was equal to the outstanding principal and interest balance of the cancelled note as of the closing date of the transaction. The new note accrued interest at 5% per annum and matured on March 23, 1996 at which time all principal and interest was satisfied.

     In October 1995, the Partnership sold 645,792 shares of Biocompatibles common stock resulting in a gain of $2,891,710, which represented approximately 37% of the Partnership's total revenues.

E.   NOTE AND INTEREST RECEIVABLE

     The Partnership received a promissory note of $937,612 from a subsidiary of American Telephone and Telegraph Inc. ("AT&T") on June 23, 1988 in exchange for its stock in Tridom Corporation. The note accrued interest at 11.06% and matured on June 22, 1995 at which time all principal and interest was satisfied.

F.   INCOME TAXES

     The following is a reconciliation of net income (loss) for financial reporting purposes with net income (loss) for tax reporting purposes:

                                                                       YEAR ENDED DECEMBER 31,
                                                            -----------------------------------------
                                                               1995           1994           1993
                                                            -----------------------------------------
     Net income (loss) per financial statements             $5,570,951    $(2,130,645)    $ (651,120)
     Write-off of investments in equity securities            (708,332)     1,489,410      1,417,712
     Expiration of warrants                                   (186,620)        --              --
     Gain on sale of investment in equity securities          (136,932)        --              --
     Recovery of R&D commitment per financial
       statements                                               --           (691,854)      (577,742)
     Amortization of evaluation fees                            --              --           (17,442)
     Monitoring fee income                                      --              --          (225,495)
                                                            ----------    -----------     ----------
     Tax basis net income (loss)                            $4,539,067    $(1,333,089)    $  (54,087)
                                                            ----------    -----------     ----------
                                                            ----------    -----------     ----------

     The differences between the tax basis and book basis of partners' capital are primarily attributable to the cumulative effect of the book to tax income adjustments.

G.   RELATED PARTIES

     The General Partner and its affiliates perform certain services for the Partnership for which they are reimbursed through the management fee which include, but are not limited to: accounting and financial management; registrar, transfer and assignment functions; asset management; investor communications and other administrative services. The Partnership also reimburses an affiliate of the General Partner for printing services. The costs and expenses were:

                                             YEAR ENDED DECEMBER 31,
                                   ----------------------------------------
                                      1995           1994           1993
                                   ----------------------------------------
          Management fee           $2,000,000     $2,000,000     $2,000,000
          Printing                     21,761         13,152         25,540
                                   ----------     ----------     ----------
                                   $2,021,761     $2,013,152     $2,025,540
                                   ----------     ----------     ----------
                                   ----------     ----------     ----------

     Printing costs payable to an affiliate of the General Partner (which are included in accrued expenses and other liabilities) as of December 31, 1995 and 1994 were $9,700 and $8,994, respectively.

     Prudential Securities Incorporated, an affiliate of R&D Funding Corp, owned 340 limited partnership units at December 31, 1995.

     The Partnership maintains an account with the Prudential Institutional Liquidity Portfolio Fund, an affiliate of R&D Funding Corp, for investment of its available cash in short-terms instruments pursuant to the guidelines established by the Partnership Agreement.

     The Partnership has engaged in research and development co-investment projects with PruTech Research and Development Partnership, PruTech Research and Development Partnership III, and PruTech Project Development Partnership (collectively, the "PruTech R&D Partnerships") for which R&D Funding Corp serves as the general partner. The allocation of the co-investment projects' profits or losses among the

PruTech R&D Partnerships is consistent with the costs incurred to fund the research and development projects.

H.   CONTINGENCIES

     On June 30, 1988, the Partnership and an affiliated partnership guaranteed for Optical Specialties, Inc. ("OSI") $750,000 of a $1.5 million bank credit line (later changed to a term loan) of which the Partnership was responsible for $651,000. The loan was obtained to sustain OSI's operations. The Partnership purchased U.S. Treasury bills to collateralize its portion of the guarantee.
OSI has paid $75,000 on the loan, reducing the Partnership's guarantee to $585,900. The General Partner believes the Partnership's guarantee expired on February 15, 1995; however, the bank does not concur. The General Partner is negotiating for the release of the escrowed funds.

     On May 4, 1992, the General Partner of the Partnership was served with a complaint captioned HENRY J. FLANAGAN, ET AL. V. R&D FUNDING CORP, ET AL. filed in the Supreme Court of the State of New York, County of New York, which named as a defendant the General Partner of the Partnership.

     The complaint alleged that plaintiffs purchased units of the Partnership, and of PruTech Research and Development Partnership and PruTech Research and Development Partnership III, in reliance on certain alleged misrepresentations made by the defendants in, among other things, the offering materials. Plaintiffs' complaint alleged fraud, negligent misrepresentation and breach of fiduciary duty and also asserted claims under the federal Racketeer Influenced and Corrupt Organizations Act of 1970 ("RICO").

     On July 28, 1992, the defendants moved to dismiss. On July 29, 1992, plaintiffs filed a motion for class action certification. By order entered July 21, 1994, all claims relating to the Partnership and PruTech Research and Development Partnership, and the RICO claim relating to PruTech Research and Development Partnership III were dismissed on the grounds that they were barred by the applicable statute of limitations. Plaintiffs filed an amended notice of appeal on August 29, 1994. By order dated August 22, 1995, the trial court dismissed the remaining claims against PruTech Research and Development Partnership III. As a result of the settlement of the Multidistrict action (discussed below), plaintiffs are enjoined from further prosecution of this case.

     By order of the Judicial Panel on Multidistrict Litigation dated April 14, 1994, a number of purported class actions then pending in various federal district courts were transferred to a single judge of the United States District Court for the Southern District of New York and consolidated for pretrial proceedings under the caption IN RE PRUDENTIAL SECURITIES INCORPORATED LIMITED PARTNERSHIPS LITIGATION (MDL Docket 1005). On June 8, 1994 plaintiffs in the transferred cases filed a complaint that consolidated the previously filed complaints and named as defendants, among others, Prudential Securities Incorporated, certain of its present and former employees and the General Partner. The Partnership is not named a defendant in the consolidated complaint, but the name of the Partnership is listed as being among the limited partnerships at issue in the case.

     On August 9, 1995, the General Partner, Prudential Securities Incorporated and other Prudential defendants entered into a Stipulation and Agreement of Partial Compromise and Settlement with legal counsel representing plaintiffs in the consolidated actions. The court preliminarily approved the settlement agreement by order dated August 29, 1995 and following a hearing held November 17, 1995, found that the agreement was fair, reasonable, adequate and in the best interest of the plaintiffs class. The court gave final approval to the settlement, certified a class of purchasers of specific limited partnerships, including the Partnership, released all settled claims by members of the class against the Prudential Securities Incorporated settling defendants and permanently barred and enjoined class members from instituting, commencing or prosecuting any settled claim against the released parties. The full amount due under the settlement agreement has been paid by Prudential Securities Incorporated.

     On April 15, 1994 a multiparty petition captioned MACK ET AL. V. PRUDENTIAL SECURITIES INCORPORATED ET AL. (Cause No. 94-17695) was filed in the 80th Judicial District Court of Harris County, Texas, purportedly on behalf of investors in the Partnership against the Partnership, the General Partner, Prudential Securities Incorporated, The Prudential Insurance Company of America and a number of other defendants. The petition alleges common law fraud, fraud in the inducement and negligent misrepresentation in connection with the offering of the Partnership units; negligence and breach of fiduciary duty in connection with the operation of the Partnership; civil conspiracy; and violations of the federal Securities Act of 1933 (sections 11 and 12) and of the Texas Securities and Deceptive Trade Practices statutes. The suit seeks, among other things, compensatory and punitive damages, costs and attorneys' fees. The ultimate outcome of this litigation as well as the impact on the Partnership cannot presently be determined.

     The General Partner, Prudential Securities Incorporated and the Partnership believe they have meritorious defenses to the complaint and intend to vigorously defend themselves against this action.

I.   SUBSEQUENT EVENTS

     Pursuant to an agreement which closed January 26, 1996 between the Partnership, an affiliate of the Partnership and Boston Scientific Corporation ("BSC"), the Partnership and its affiliate assigned to BSC all of their rights, titles and interests in and to certain technologies licensed to BSC and agreed to terminate all license agreements with BSC in exchange for $4,000,000 in cash, of which the Partnership's portion was $3,472,000.

     In February 1996, the Partnership sold 48,608 shares of Biocompatibles International pic common stock for approximately $396,000.

     From the period January 1, 1996 through March 27, 1996 the Partnership sold its remaining 113,692 shares of Somatix Therapy Corporation common stock for approximately $765,000.

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                               (a limited partnership)
             MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

  At December 31, 1995, the Partnership had cash and cash equivalents of approximately $2.9 million. This amount is approximately $2.3 million greater than the Partnership's cash balance at December 31, 1994 due to the proceeds received in 1995 relating to the termination of royalty rights of MacNeal Schwendler Corporation ("MNS"), the collection of the note and related interest held as a result of the Partnership's investment in Tridom Corporation, the receipt of royalties and from the sales of common stock of Navigation Technologies Corporation ("NavTech"), Biocompatibles International plc ("Biocompatibles") and Silicon Valley Research, Inc. ("SVRI") offset, in part, by the payment of the management fee and the July and November 1995 distributions, as further discussed below.

  As of December 31, 1995, the Partnership had approximately $1.6 million invested in equity securities including publicly traded stock with an aggregate market value which exceeded its cost. Certain of these investments are in development stage companies which are more speculative and higher in risk than other equity investments. The realization of this market value is further impacted by certain sale restrictions and market volume capacity. The amount to be distributed by the Partnership in future quarters will be based on the extent to which the market value of its investments can be realized, the revenue stream from royalties, and, to a lesser extent, interest income. The General Partner is considering various alternatives with respect to the orderly liquidation of the Partnership. It is not expected that the Partnership's total distributions will equal the partners' initial investments.

  In March 1995, the Partnership and MNS agreed to terminate the Partnership's contractual rights with respect to MNS software and to transfer the technology relating to the software to MNS in exchange for approximately $983,000. Royalties received by the Partnership relating to this technology were $27,000, $194,000 and $214,000 in 1995, 1994 and 1993, respectively. No further royalty payments will be received by the Partnership from MNS as a result of this agreement.

  In June 1995, the Partnership collected the note receivable held as a result of the Partnership's investment in Tridom Corporation along with related accrued interest totaling approximately $1,954,000.

  The Partnership sold 2,284,542 shares of NavTech common stock in June 1995 for approximately $1,942,000 ($.85 per share). The sale of these shares resulted in a gain of approximately $1,940,000.

  In July 1995, the Partnership partially exercised a warrant to acquire, on a net issuance basis, 23,731 shares of SVRI common stock. During July and August 1995, the Partnership sold 55,000 shares of SVRI common stock resulting in a gain of approximately $227,000.

  In October 1995, the Partnership sold 645,752 shares of Biocompatibles common stock resulting a gain of approximately $2,892,000.

  The management fee to the General Partner for managing and overseeing the conduct resulting from the research programs undertaken by the Partnership had been accrued but unpaid during 1994 and the first six months of 1995. The Partnership paid $3,500,000 in accrued management fees in 1995.

  The Partnership made two distributions during 1995 from net proceeds resulting from the transactions described above. The Partnership distributed approximately $2,222,000 to the partners in July 1995. Limited partners received a total $2,000,000 ($20 per unit) and the General Partner received approximately $222,000. The Partnership distributed approximately $1,111,000 to the partners in November 1995. Limited partners received a total of $1,000,000 ($10 per unit) and the General Partner received approximately $111,000.

  The Partnership owns U.S. Treasury bills which are held in escrow as collateral in connection with a guarantee of a term loan for Optical Specialties, Inc. The General Partner believes the Partnership's guarantee expired on February 15, 1995; however, the bank does not concur. The General Partner is negotiating for the release of the escrowed funds in addition to the transfer of the Partnership's technology positions to Optical Specialties, Inc.

RESULTS OF OPERATIONS

SUMMARY

  The Partnership recorded net income of approximately $5.6 million for the year ended December 31, 1995 as compared to a net loss of approximately $2.1 million in 1994. This increase was primarily due to gains for the sale of investments in equity securities in 1995 and the termination of royalty rights of MNS as discussed above as well as the write-downs of investments in equity securities in 1994.

  The Partnership's net loss increased by approximately $1.5 million for the year ended December 31,1 994 as compared to 1993 primarily because there were no gains from the sale of investments in equity securities in 1994.

REVENUES

  Royalty income for the year ended December 31, 1995 increased by approximately $1,042,000 from 1994. This increase resulted from increased royalties received from Optical Specialties, Inc., Boston Scientific Corporation, Ecogen Inc. and Toray Industries offset, in part, by the elimination of royalties from MNS.

  The Partnership recorded gains of approximately $2,892,000, $1,940,000, $227,000, respectively, on the sales of 645,792 shares of Biocompatibles common stock, half of its NavTech common stock and 55,000 shares of SVRI common stock as more fully discussed above.

  In 1989, the Partnership entered into a restructure agreement with Silvar-Lisco, now named SVRI, in which the company agreed to repay a portion of its R&D funds in the form of cash and a promissory note as a result of its failure to complete the Partnership's R&D project. Subsequent note repayments were recognized by the Partnership as a recovery of R&D commitment income when received. In early 1994, the Partnership received a warrant to purchase 100,000 shares of SVRI common stock as consideration for restructuring the final year's payments as well as $100,000 in cash. In September 1994, the Partnership received $550,000 in cash and a warrant to purchase 150,000 shares of common stock from SVRI in full satisfaction of its outstanding note (principal and interest of $591,854 and $32,495, respectively).

  Interest and other income for the year ended December 31, 1995 decreased by approximately $202,000 as compared to 1994 but increased by approximately $164,000 for the year ended December 31, 1994 as compared to 1993. These fluctuations were primarily due to additional interest recorded in 1994 in conjunction with the note receivable relating to the Partnership's investment in Tridom Corporation and, to a lesser extent, the elimination of interest income in connection with the note receivable from SVRI discussed above and the sale of technology developed by ENI Diagnostics, Inc. ("ENI") in 1995.

  Through 1993, the Partnership recorded monitoring fee income which represented the amortization of previously deferred payments received form research and development companies to reimburse the Partnership for its costs of monitoring during the development and marketing periods of a product.

EXPENSES

  General and administrative expenses decreased by approximately $23,000 for the year ended December 31, 1995 as compared to 1994 but increased by approximately $105,000 for the year ended December 31, 1994 as compared to 1993. These fluctuations were primarily due to legal costs incurred in 1994 relating to the Lombart Lenses Limited, Inc. transaction (see Note D to the financial statements) and certain litigation which settled in March 1995.

INFLATION

  Inflation has had no material direct impact on operations or on the financial condition of the Partnership from inception through December 31, 1995.

                                  OTHER INFORMATION

  The Partnership's Annual Report on Form 10-K filed with the Securities and Exchange Commission is available to limited partners without charge upon written request to:

          PruTech Research and Development Partnership II
          P.O. Box 2016
          Peck Slip Station
          New York, New York 10272-2016

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 10-K

(Mark One)

/X/ ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT
    OF 1934

For the fiscal year ended December 31, 1995

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from                         to
                               -----------------------    ----------------------
Commission file number 0-21464

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
- --------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)

California                                                       13-3268435
- --------------------------------------------------------------------------------
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

440 Mission Court, Suite 250, Fremont, California                   94539
- --------------------------------------------------------------------------------
(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (510) 656-1855

Securities registered pursuant to Section 12(b) of the Act:

                                     None
- --------------------------------------------------------------------------------

Securities registered pursuant to Section 12(g) of the Act:

                    Units of Limited Partnership Interest
- --------------------------------------------------------------------------------
                               (Title of class)

   Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                              ---    ---

   Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of Registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [X]

                      DOCUMENTS INCORPORATED BY REFERENCE

   Registrant's Annual Report to Limited Partners for the year ended December 31, 1995 is incorporated by reference into Parts I, II and IV of this Annual Report on Form 10-K.

   Agreement of Limited Partnership, included as part of the Registration Statement on Form S-1 (File No. 2-94273) filed with the Securities and Exchange Commission on March 4, 1985 pursuant to Rule 424(b) of the Securities Act of 1933, and amended on May 31, 1990, is incorporated by reference into Part IV of this Annual Report on Form 10-K.

                                       Index to exhibits can be found on page 8.

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                            (a limited partnership)
                               TABLE OF CONTENTS

PART I                                                                      PAGE
Item  1    Business......................................................      3
Item  2    Properties....................................................      4
Item  3    Legal Proceedings.............................................      4
Item  4    Submission of Matters to a Vote of Limited Partners...........      4

PART II

Item  5    Market for the Registrant's Units and Related Limited
             Partner Matters.............................................      4
Item  6    Selected Financial Data.......................................      5
Item  7    Management's Discussion and Analysis of Financial Condition
             and Results of Operations...................................      5
Item  8    Financial Statements and Supplementary Data...................      5
Item  9    Changes in and Disagreements with Accountants on Accounting
             and Financial Disclosure....................................      5

PART III

Item 10    Directors and Executive Officers of the Registrant............      5
Item 11    Executive Compensation........................................      6
Item 12    Security Ownership of Certain Beneficial Owners and
             Management..................................................      7
Item 13    Certain Relationships and Related Transactions................      7

PART IV

Item 14    Exhibits, Financial Statement Schedules and Reports on Form 8-K
           Financial Statements and Financial Statement Schedules........      8
           Exhibits......................................................      8
           Reports on Form 8-K...........................................      8
SIGNATURES...............................................................      9

                                     PART I

ITEM 1. BUSINESS

GENERAL

   PruTech Research and Development Partnership II (the "Registrant"), a California limited partnership, was formed on October 4, 1984 and will terminate on December 31, 2004 unless terminated sooner under the provisions of the Agreement of Limited Partnership, as amended (the "Partnership Agreement").
The Registrant was formed to seek cash flow from the research and development of new technologies with potential commercial applications with proceeds raised from the initial sale of 100,000 limited partnership interests ("Units"). The General Partner also contributed an amount equal to 10% of the gross proceeds raised by the sale of Units. The Registrant's fiscal year for book and tax purposes ends on December 31.

   The Registrant entered into total commitments of approximately $91 million for 18 research and development projects in both publicly and privately held companies, all of which have been fully funded. At December 31, 1995, the Registrant held equity investments, notes receivable and/or active royalty rights relating to eight companies. For more information regarding the Registrant's operations, see Item 7 Management's Discussion and Analysis of Financial Condition and Results of Operations.

   The Registrant is engaged solely in the business of research and development; therefore, presentation of industry segment information is not applicable.

   For the years ended December 31, 1995, 1994, and 1993, respectively, revenue from the following portfolio company investments exceeded 15% of the Registrant's total revenue:

                                         1995      1994      1993
                                         ----      ----      ----

Navigation Technologies Corporation        25%       --%       --%
Biocompatibles International plc           37        --        --
Silicon Valley Research, Inc.              --        45        23
Tridom Corporation                         --        21        --
Boston Scientific Corporation              --        19        --
Synbiotics Corporation                     --        --        45


GENERAL PARTNER

   The general partner of the Registrant is R&D Funding Corp (the "General Partner"), an affiliate of Prudential Securities Incorporated ("PSI"). Both the General Partner and PSI are wholly-owned subsidiaries of Prudential Securities Group Inc. In its capacity as General Partner, R&D Funding Corp was responsible for locating, evaluating, negotiating and structuring the Registrant's research and development projects and continues to monitor these projects. R&D Funding Corp is also responsible for the management of and provides the administrative services necessary for the operation of the Registrant.

COMPETITION

   The Registrant faces substantial competition in the markets for the products and technologies which are the sources of the Registrant's revenue. There are no assurances that the Registrant's currently active products and technologies will not be rendered obsolete due to the development by others of technologically superior products.

EMPLOYEES

   The Registrant has no employees. Management and administrative services for the Registrant are performed by the General Partner and its affiliates pursuant to the Partnership Agreement. See Notes B and G to the financial statements in the Registrant's annual report to limited partners for the year ended December 31, 1995 ("Registrant's 1995 Annual Report") which is filed as an exhibit hereto.

INVESTMENT PORTFOLIO SUMMARY

   For a description of the companies in which the Registrant's investments or royalty rights were active during 1995 or had value at December 31, 1995, see pages 2 and 3 of the Registrant's 1995 Annual Report, which is filed as an exhibit hereto.

ITEM 2. PROPERTIES

   The Registrant does not own or lease any property.

ITEM 3. LEGAL PROCEEDINGS

   This information is incorporated by reference to Note H to the financial statements in the Registrant's 1995 Annual Report which is filed as an exhibit hereto.

ITEM 4. SUBMISSION OF MATTERS TO A VOTE OF LIMITED PARTNERS

   None

                                    PART II

ITEM 5. MARKET FOR THE REGISTRANT'S UNITS AND RELATED LIMITED PARTNER MATTERS

   As of March 14, 1996, there were 9,233 holders of record owning 100,000 Units. A significant secondary market for the Units has not developed and it is not expected that one will develop in the future. There are also certain restrictions set forth in Article 8 of the Partnership Agreement limiting the ability of a limited partner to transfer Units. Consequently, holders of Units may not be able to liquidate their investments in the event of an emergency or for any other reason.

   The following per Unit cash distributions were paid to limited partners during the following calendar quarters:

                   QUARTER ENDED              1995        1994
                   ---------------------     ------      ------
                   March 31                  $   --      $   --
                   June 30                       --       20.00
                   September 30               20.00          --
                   December 31                10.00          --

   There are no material restrictions upon the Registrant's present or future ability to make distributions in accordance with the provisions of the Partnership Agreement. The Registrant paid distributions of $3,333,333 during 1995 of which $3,000,000 ($30 per unit) was paid to the limited partners and the remainder to the General Partner. The sources for the distributions were proceeds from the promissory note and interest relating to the Registrant's investment in Tridom Corporation which matured in June 1995, the sales of a portion of the Registrant's equity position in Biocompatibles International plc, Silicon Valley Research, Inc. and Navigation Technologies Corporation, the termination of royalty rights of MacNeal-Schwendler Corporation and royalties received from Boston Scientific Corporation, Optical Specialties, Inc. and Toray Industries. The amount to be distributed by the Registrant in future quarters will be based on the extent to which the market value of its investments can be realized, the revenue streams from royalties, and to a lesser extent, interest income. It is not expected that the Registrant's eventual total distributions will equal the partners' initial investments.

ITEM 6. SELECTED FINANCIAL DATA

   The following table presents selected financial data of the Registrant. This data should be read in conjunction with the financial statements of the Registrant and the notes thereto on pages 4 through 14 of the Registrant's 1995 Annual Report which is filed as an exhibit hereto.

                                                         Year Ended December 31,
                                    ------------------------------------------------------------------
                                       1995         1994          1993          1992          1991
                                    ----------   -----------   -----------   -----------   -----------
Gain on sale of investments in
  equity securities                 $5,058,228   $        --   $ 1,346,953   $ 3,932,657   $13,232,555
                                    ----------   -----------   -----------   -----------   -----------
                                    ----------   -----------   -----------   -----------   -----------
Royalty income                      $1,516,735   $   474,663   $   493,252   $   525,353   $   363,095
                                    ----------   -----------   -----------   -----------   -----------
                                    ----------   -----------   -----------   -----------   -----------
Total revenues                      $7,859,432   $ 1,670,074   $ 2,982,778   $ 5,970,952   $15,345,379
                                    ----------   -----------   -----------   -----------   -----------
                                    ----------   -----------   -----------   -----------   -----------
Write-off of investments
  in equity securities              $       --   $ 1,489,410   $ 1,417,712   $        --   $        --
                                    ----------   -----------   -----------   -----------   -----------
                                    ----------   -----------   -----------   -----------   -----------
Net income (loss)                   $5,570,951   $(2,130,645)  $  (651,120)  $ 3,765,143   $13,078,146
                                    ----------   -----------   -----------   -----------   -----------
                                    ----------   -----------   -----------   -----------   -----------
Net income (loss) per Unit          $    50.14   $    (19.18)  $     (5.86)  $     33.89   $    117.70
                                    ----------   -----------   -----------   -----------   -----------
                                    ----------   -----------   -----------   -----------   -----------
Total assets (1)                    $8,142,500   $ 6,837,750   $12,039,000   $10,029,026   $11,739,087
                                    ----------   -----------   -----------   -----------   -----------
                                    ----------   -----------   -----------   -----------   -----------
Total limited partner
  distributions                     $3,000,000   $ 2,000,000   $        --   $ 4,050,000   $ 8,100,000
                                    ----------   -----------   -----------   -----------   -----------
                                    ----------   -----------   -----------   -----------   -----------
Limited partner distributions
  per Unit                          $    30.00   $     20.00   $        --   $     40.50   $     81.00
                                    ----------   -----------   -----------   -----------   -----------
                                    ----------   -----------   -----------   -----------   -----------

- ---------------
(1) Includes $2,357,754, $1,798,977 and $3,423,329 of unrealized gain on investments in equity securities at December 31, 1995, 1994 and 1993, respectively.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   This information is incorporated by reference to pages 15 and 16 of the Registrant's 1995 Annual Report which is filed as an exhibit hereto.

ITEM 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

   The financial statements are incorporated by reference to pages 4 through 14 of the Registrant's 1995 Annual Report which is filed as an exhibit hereto.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

   None

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

   There are no directors or executive officers of the Registrant. The Registrant is managed by the General Partner.

   The General Partner's directors and executive officers, and any persons holding more than ten percent of the Registrant's Units ("Ten Percent Owners") are required to report their initial ownership of such Units and any subsequent changes in that ownership to the Securities and Exchange Commission on Forms 3, 4 and 5. Such executive officers, directors and Ten Percent Owners are required by Securities and Exchange Commission regulations to furnish the Registrant with copies of all Forms 3, 4 or 5 they file. All of these requirements were satisfied on a timely basis. In making these disclosures, the Registrant has relied solely on written representations of the General Partner's directors and executive officers or copies of the reports they have filed with the Securities and Exchange Commission during and with respect to its most recent fiscal year.

   The directors and executive officers of R&D Funding Corp and their positions with regard to managing the Registrant are as follows:


     NAME                                          POSITION
     ----                                          --------
Thomas F. Lynch, III            Chief Executive Officer, Chairman of the Board
                                  of Directors and Director
Russell L. Allen                President and Director
Barbara J. Brooks               Vice President--Finance, Chief Financial Officer
                                  and Director
Steven Carlino                  Vice President and Chief Accounting Officer
Frank W. Giordano               Director
Nathalie P. Maio                Director

   THOMAS F. LYNCH, III, age 37, is the Chief Executive Officer, Chairman of the Board of Directors and a Director of R&D Funding Corp. He is a Senior Vice President of PSI. Mr. Lynch also serves in various capacities for other affiliated companies. Mr. Lynch joined PSI in November 1989.

   RUSSELL L. ALLEN, age 51, is the President and a Director of R&D Funding Corp. Mr. Allen has been an independent financial consultant since May 1992 and has been providing services to Prudential Securities Group Inc. in that capacity since July 1993. Prior to May 1992, Mr. Allen was Senior Vice President, Chief Financial Officer and a Director of Adobe Resources Corporation. Mr. Allen is a certified public accountant.

   BARBARA J. BROOKS, age 47, is the Vice President-Finance, Chief Financial Officer and a Director of R&D Funding Corp. She is a Senior Vice President of PSI. Ms. Brooks also serves in various capacities for other affiliated companies. She has held several positions within PSI since 1983. Ms. Brooks is a certified public accountant.

   STEVEN CARLINO, age 32, is a Vice President of R&D Funding Corp. He is a First Vice President of PSI. Mr. Carlino also serves in various capacities for other affiliated companies. Prior to joining PSI in October 1992, he was with Ernst & Young for six years. Mr. Carlino is a certified public accountant.

   FRANK W. GIORDANO, age 53, is a Director of R&D Funding Corp. He is a Senior Vice President of PSI and an Executive Vice President and General Counsel of Prudential Mutual Fund Management, Inc., an affiliate of PSI. Mr. Giordano also serves in various capacities for other affiliated companies. He has been with PSI since July 1967.

   NATHALIE P. MAIO, age 45, is a Director of R&D Funding Corp. She is a Senior Vice President and Deputy General Counsel of PSI and supervises non-litigation legal work for PSI. She joined PSI's Law Department in 1983; presently, she also serves in various capacities for other affiliated companies.

   During August 1995, Thomas F. Lynch, III replaced James M. Kelso as Chief Executive Officer, Chairman of the Board of Directors and a Director of R&D Funding Corp and Steven Carlino replaced Robert J. Alexander as Vice President of R&D Funding Corp and Chief Accounting Officer on behalf of the Registrant.

   There are no family relationships among any of the foregoing directors or executive officers. All of the foregoing directors and executive officers have indefinite terms.

ITEM 11. EXECUTIVE COMPENSATION

   The Registrant does not pay or accrue any fees, salaries or any other form of compensation to directors and officers of the General Partner for their services. Certain officers and directors of the General Partner receive compensation from affiliates of the General Partner, not from the Registrant, for services performed for various affiliated entities, which may include services performed for the Registrant; however, the General Partner believes that any compensation attributable to services performed for the Registrant is immaterial.
                                       6

See Item 13 Certain Relationships and Related Transactions for information regarding compensation to the General Partner.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   As of March 14, 1996, no director or officer of the General Partner owns directly or beneficially any interest in the voting securities of the General Partner.

   As of March 14, 1996, no director or officer of the General Partner owns directly or beneficially any of the Units issued by the Registrant.

   As of March 14, 1996, no owner of Units beneficially owns more than five percent (5%) of the outstanding Units of the Registrant.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   The Registrant has and will continue to have certain relationships with the General Partner and its affiliates. However, there have been no direct financial transactions between the Registrant and the directors or officers of the General Partner.

   Reference is made to Notes B and G to the financial statements in the Registrant's 1995 Annual Report which is filed as an exhibit hereto, which identify the related parties and discuss the services provided by these parties and the amounts paid or payable for their services.

                                    PART IV

                                                                                         PAGE NUMBER
                                                                                          IN ANNUAL
                                                                                            REPORT
                                                                                        --------------
ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

(a) 1. Financial Statements and Independent Auditors' Report--Incorporated by reference to the Registrant's 1995 Annual Report which is filed as an exhibit hereto

          Independent Auditors' Report                                                        4
          Financial Statements:
          Statements of Financial Condition--December 31, 1995 and 1994                       5
          Statements of Operations--Three years ended December 31, 1995                       6
          Statements of Changes in Partners' Capital--Three years ended December 31, 1995     6
          Statements of Cash Flows--Three years ended December 31, 1995                       7
          Notes to Financial Statements                                                       9

       2. Financial Statement Schedules and Independent Auditors' Report on Schedules

          All schedules have been omitted because they are not applicable or the required information is included in the financial statements or the notes thereto.

       3. Exhibits

          Description:

          PruTech Research and Development Partnership II Agreement of Limited
          Partnership (Incorporated by reference to Exhibit 3.1 included with Registrant's Form S-1 Registration Statement (No. 2-94273) filed on
          November 9, 1984)

          Escrow Agreement (Incorporated by reference to Exhibit 10.1 included with
          Registrant's Amendment No. 1 to Form S-1 Registration Statement (No.
          2-94273) filed on March 4, 1985)

          Form of Agreement for Services (Incorporated by reference to Exhibit 10.2 included with Registrant's Amendment No. 1 to Form S-1 Registration
          Statement (No. 2-94273) filed on March 4, 1985)

          First Amendment to the Agreement of Limited Partnership of PruTech Research
          and Development Partnership II (Incorporated by reference to Exhibit 3 included with Registrant's Annual Report on Form 10-K for the year ended
          December 31, 1991)

          Registrant's 1995 Annual Report (with the exception of the information and data incorporated by reference in Items 3, 7 and 8 of this Annual Report on
          Form 10-K, no other information or data appearing in the Registrant's 1995
          Annual Report is to be deemed filed as part of this report) (filed herewith)

(b)       Reports on Form 8-K
          No reports on Form 8-K were filed during the last quarter of the period covered by this report.

                                   SIGNATURES

   Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PruTech Research and Development Partnership II


By:  R&D Funding Corp
     A Delaware corporation, General Partner

     By: /s/ Steven Carlino                       Date: March 29, 1996
     -------------------------------------------
     STEVEN CARLINO
     VICE PRESIDENT AND CHIEF ACCOUNTING OFFICER

   Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities (with respect to the General Partner) and on the dates indicated.

By:  R&D Funding Corp
     A Delaware corporation, General Partner

     By: /s/ Thomas F. Lynch, III                 Date: March 29, 1996
     ----------------------------------------
     THOMAS F. LYNCH, III
     CHIEF EXECUTIVE OFFICER, CHAIRMAN OF THE
     BOARD OF DIRECTORS AND DIRECTOR

     By: /s/ Russell L. Allen                     Date: March 29, 1996
     ----------------------------------------
     RUSSELL L. ALLEN
     PRESIDENT AND DIRECTOR

     By: /s/ Barbara J. Brooks                    Date: March 29, 1996
     ----------------------------------------
     BARBARA J. BROOKS
     VICE PRESIDENT--FINANCE, CHIEF FINANCIAL
     OFFICER AND DIRECTOR

     By: /s/ Steven Carlino                       Date: March 29, 1996
     ----------------------------------------
     STEVEN CARLINO
     VICE PRESIDENT

     By: /s/ Frank W. Giordano                    Date: March 29, 1996
     ----------------------------------------
     FRANK W. GIORDANO
     DIRECTOR

     By: /s/ Nathalie P. Maio                     Date: March 29, 1996
     ----------------------------------------
     NATHALIE P. MAIO
     DIRECTOR

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                      FORM 10-Q

(Mark One)

/X/ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the quarterly period ended June 30, 1996

/ / TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
    ACT OF 1934

For the transition period from                         to
                              ------------------------    ----------------------





Commission file number 0-21464



                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
- --------------------------------------------------------------------------------
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


California                                                   13-3268435
- --------------------------------------------------------------------------------
(STATE OR OTHER JURISDICTION                                 (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)                            IDENTIFICATION No.)

440 Mission Court, Suite 250, Fremont, California            94539
- --------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                     (ZIP CODE)

Registrant's telephone number, including area code (510) 656-1855



                                         N/A
- --------------------------------------------------------------------------------
FORMER NAME, FORMER ADDRESS AND FORMER FISCAL YEAR, IF CHANGED SINCE LAST REPORT

   Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes X No
                                              ---    ---

                            PART I. FINANCIAL INFORMATION
                             ITEM 1. FINANCIAL STATEMENTS
                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                               (a limited partnership)
                          STATEMENTS OF FINANCIAL CONDITION
                                     (unaudited)




                                                                        JUNE 30,       DECEMBER 31,
                                                                          1996             1995
- ---------------------------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                                              $ 3,614,426      $2,936,616
Investments in equity securities                                         3,470,173       3,911,066
U.S. Treasury bills held in escrow, at amortized cost                      325,227         585,707
Royalties receivable                                                       105,000         147,560
Stock warrants                                                              74,349          74,349
Interest receivable                                                             53           5,585
Due from affiliate                                                              --         462,586
Note receivable, net                                                            --          19,031
                                                                       -----------     ------------
Total assets                                                           $ 7,589,228      $8,142,500
                                                                       -----------     ------------
                                                                       -----------     ------------
LIABILITIES AND PARTNERS' CAPITAL
LIABILITIES
Accrued management fee                                                 $   500,000      $  500,000
Accrued expenses and other liabilities                                     174,740         102,103
                                                                       -----------     ------------
Total liabilities                                                          674,740         602,103
                                                                       -----------     ------------
COMMITMENTS AND CONTINGENCIES
PARTNERS' CAPITAL
Limited partners (100,000 units issued and outstanding)                  4,108,213       4,595,879
General partner                                                            532,579         586,764
Unrealized gain on investments in equity securities                      2,273,696       2,357,754
                                                                       -----------     ------------
Total partners' capital                                                  6,914,488       7,540,397
                                                                       -----------     ------------
Total liabilities and partners' capital                                $ 7,589,228      $8,142,500
                                                                       -----------     ------------
                                                                       -----------     ------------
- ---------------------------------------------------------------------------------------------------





           The accompanying notes are an integral part of these statements

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                               (a limited partnership)
                               STATEMENTS OF OPERATIONS
                                     (unaudited)



                                                  SIX MONTHS ENDED             THREE MONTHS ENDED
                                                      JUNE 30,                      JUNE 30,
                                              -------------------------     -------------------------
                                                 1996           1995           1996           1995
- -----------------------------------------------------------------------------------------------------
REVENUES
Royalty income                                $  289,415     $  478,730     $  105,000     $  292,467
Gain on sale of investment in equity
  securities                                     814,818      1,939,643          6,768      1,939,643
Termination of royalty rights                  3,472,000        983,130             --             --
Interest and other income                        504,172        192,071        352,852         87,435
                                              ----------     ----------     ----------     ----------
                                               5,080,405      3,593,574        464,620      2,319,545
                                              ----------     ----------     ----------     ----------
EXPENSES
Management fee                                 1,000,000      1,000,000        500,000        500,000
General and administrative                       177,812        164,222        101,530         83,039
                                              ----------     ----------     ----------     ----------
                                               1,177,812      1,164,222        601,530        583,039
                                              ----------     ----------     ----------     ----------
Net income (loss)                             $3,902,593     $2,429,352     $ (136,910)    $1,736,506
                                              ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------
ALLOCATION OF NET INCOME (LOSS)
Limited partners                              $3,512,334     $2,186,417     $ (123,219)    $1,562,855
                                              ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------
General partner                               $  390,259     $  242,935     $  (13,691)    $  173,651
                                              ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------
Net income (loss) per limited partnership
  unit                                        $    35.12     $    21.86     $    (1.23)    $    15.63
                                              ----------     ----------     ----------     ----------
                                              ----------     ----------     ----------     ----------
- -----------------------------------------------------------------------------------------------------


                      STATEMENT OF CHANGES IN PARTNERS' CAPITAL
                                     (unaudited)

                                                                         UNREALIZED
                                              LIMITED       GENERAL        GAIN ON
                                              PARTNERS      PARTNER      INVESTMENTS        TOTAL
- ----------------------------------------------------------------------------------------------------
Partners' capital--December 31, 1995         $4,595,879     $586,764     $2,357,754      $ 7,540,397
Net income                                    3,512,334      390,259             --        3,902,593
Distribution                                 (4,000,000)    (444,444)            --       (4,444,444)
Change in unrealized gain on investments
  in equity securities                           --            --           (84,058)         (84,058)
                                             ----------     --------     -----------     -----------
Partners' capital--June 30, 1996             $4,108,213     $532,579     $2,273,696      $ 6,914,488
                                             ----------     --------     -----------     -----------
                                             ----------     --------     -----------     -----------
- ----------------------------------------------------------------------------------------------------



           The accompanying notes are an integral part of these statements

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                               (a limited partnership)
                               STATEMENTS OF CASH FLOWS
                                     (unaudited)


                                                                              SIX MONTHS ENDED
                                                                                  JUNE 30,
                                                                        ----------------------------
                                                                            1996            1995
- ----------------------------------------------------------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Royalty income received                                                 $    331,975     $   509,631
Interest and other income received                                           504,755       1,069,686
General and administrative expenses paid                                     (86,861)       (150,228)
Evaluation and monitoring expenses paid                                      (18,314)        (16,632)
Management fee paid                                                       (1,000,000)       (500,000)
Cash received from affiliate                                                 462,586              --
                                                                        ------------     -----------
Net cash provided by operating activities                                    194,141         912,457
                                                                        ------------     -----------
CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from the sale of investment in equity securities                  1,171,652       1,941,860
Proceeds from the termination of royalty rights                            3,472,000         983,130
Collection of note receivable                                                 19,031         937,612
Purchase of U.S. Treasury bills held in escrow                            (1,991,217)       (582,671)
Redemption of U.S. Treasury bills held in escrow                           2,256,647         585,900
Proceeds from the sale of technology                                              --          27,418
                                                                        ------------     -----------
Net cash provided by investing activities                                  4,928,113       3,893,249
                                                                        ------------     -----------
CASH FLOWS FROM FINANCING ACTIVITY
Distribution paid                                                         (4,444,444)             --
                                                                        ------------     -----------
Net increase in cash and cash equivalents                                    677,810       4,805,706
Cash and cash equivalents at beginning of period                           2,936,616         628,469
                                                                        ------------     -----------
Cash and cash equivalents at end of period                              $  3,614,426     $ 5,434,175
                                                                        ------------     -----------
                                                                        ------------     -----------
- ----------------------------------------------------------------------------------------------------
RECONCILIATION OF NET INCOME TO NET CASH
PROVIDED BY OPERATING ACTIVITIES
Net income                                                              $  3,902,593     $ 2,429,352
                                                                        ------------     -----------
Adjustments to reconcile net income to net cash
  provided by operating activities:
Gain on sale of investment in equity securities                             (814,818)     (1,939,643)
Termination of royalty rights                                             (3,472,000)       (983,130)
Gain on sale of technology                                                        --         (27,418)
Changes in:
  Royalties receivable                                                        42,560          30,901
  Interest receivable                                                            583         905,033
  Due from affiliate                                                         462,586              --
  Accrued management fee                                                          --         500,000
  Accrued expenses and other liabilities                                      72,637          (2,638)
                                                                        ------------     -----------
Total adjustments                                                         (3,708,452)     (1,516,895)
                                                                        ------------     -----------
Net cash provided by operating activities                               $    194,141     $   912,457
                                                                        ------------     -----------
                                                                        ------------     -----------
- ----------------------------------------------------------------------------------------------------
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING ACTIVITIES
1996
Received 17,360 shares of Optical Specialties, Inc. common stock for granting an extension of its term loan as further discussed in Note E.
Ecogen Inc. completed a 5:1 reverse stock split which resulted in the receipt of 102,165 shares of common stock in exchange for 510,827 shares of common stock.
Silicon Valley Research, Inc. completed a 2:1 reverse stock split which resulted in the receipt of
  146,806 shares of common stock in exchange for 293,612 shares of common stock.
1995
Converted 161,448 shares of Biocompatibles International plc preferred stock into 1,614,480 shares of common stock.
- ----------------------------------------------------------------------------------------------------

           The accompanying notes are an integral part of these statements

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                               (a limited partnership)
                            NOTES TO FINANCIAL STATEMENTS
                                    JUNE 30, 1996
                                     (unaudited)

A. GENERAL

   These financial statements have been prepared without audit. In the opinion of management, the financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position of PruTech Research and Development Partnership II (the "Partnership") as of June 30, 1996, the results of its operations for the six and three months ended June 30, 1996 and 1995 and its cash flows for the six months ended June 30, 1996 and 1995. However, the operating results for the interim periods may not be indicative of the results expected for the full year.

   Certain information and footnote disclosures normally included in annual Financial statements prepared in accordance with generally accepted accounting Principles have been omitted. It is suggested that these financial statements be Read in conjunction with the financial statements and notes thereto included in The partnership's annual report on form 10-k filed with the securities and Exchange commission for the year ended december 31, 1995.

   Certain balances for prior periods have been reclassified to conform with current financial statement presentation.

B. ROYALTIES

   Pursuant to an agreement which closed January 26, 1996 between the Partnership, an affiliate of the Partnership and Boston Scientific Corporation ("BSX"), the Partnership and its affiliate assigned to BSX all of their rights, titles and interests in and to certain technologies licensed to BSX and agreed to terminate all license agreements with BSX in exchange for $4,000,000 in cash, of which the Partnership's portion was $3,472,000. No further royalty payments will be received by the Partnership from BSX as a result of this agreement.

 C. INVESTMENTS

   Investments in equity securities include the following:


                                              JUNE 30, 1996                                     DECEMBER 31, 1995
                             ------------------------------------------------    ------------------------------------------------
MARKETABLE EQUITY                                        GROSS                                               GROSS
  SECURITIES                                COST      UNREALIZED    CARRYING                    COST      UNREALIZED    CARRYING
AVAILABLE-FOR-SALE             SHARES       BASIS        GAINS        VALUE        SHARES       BASIS        GAINS        VALUE
                             ----------------------------------------------------------------------------------------------------
Ecogen Inc.--Common Stock      102,165   $   20,537   $  464,749   $  485,286      510,827   $   20,537   $  713,777   $  734,314
Somatix Therapy Corpora-
  tion--Common Stock                --           --           --           --      113,692      341,076      341,076      682,152
Synbiotics Corporation--
  Common Stock                 458,003      887,381      944,631    1,832,012      460,303      891,837      201,383    1,093,220
Silicon Valley Research,
  Inc.--Common Stock           146,806           --      862,485      862,485      293,612           --    1,101,044    1,101,044
Texas Biotechnology
  Corporation--Common
  Stock                            603          770        1,830        2,600          603          770          474        1,244
                                         ----------   ----------   ----------                ----------   ----------   ----------
                                            908,688    2,273,695    3,182,383                 1,254,220    2,357,754    3,611,974
                                         ----------   ----------   ----------                ----------   ----------   ----------
  NOT READILY MARKETABLE
          EQUITY
        SECURITIES
- --------------------------
Optical Specialties,
  Inc.--
  Common Stock                 125,589           --           --           --      108,229           --           --           --
Optical Specialties,
  Inc.--
  Preferred Stock              144,666       43,400           --       43,400      144,666       43,400           --       43,400
Biocompatibles
  International
  plc--Common Stock            920,080      242,172           --      242,172      968,688      253,474           --      253,474
Navigation Technologies
  Corporation--Common
  Stock                      2,284,541        2,218           --        2,218    2,284,541        2,218           --        2,218
                                         ----------   ----------   ----------                ----------   ----------   ----------
                                            287,790           --      287,790                   299,092           --      299,092
                                         ----------   ----------   ----------                ----------   ----------   ----------
                                         $1,196,478   $2,273,695   $3,470,173                $1,553,312   $2,357,754   $3,911,066
                                         ----------   ----------   ----------                ----------   ----------   ----------
                                         ----------   ----------   ----------                ----------   ----------   ----------


   The gross unrealized gains would be allocated 90% to the limited partners and 10% to R&D Funding Corp (the "General Partner") if realized at June 30, 1996; however, there is no assurance that the Partnership would receive these amounts in the event of the sale of its position in these securities.

   During January 1996, Ecogen Inc. completed a 5:1 reverse stock split which resulted in the receipt of 102,165 shares of common stock in exchange for 510,827 shares of common stock. Also during January 1996, Silicon Valley Research, Inc. completed a 2:1 reverse stock split which resulted in the receipt of 146,806 shares of common stock in exchange for 293,612 shares of common stock. These transactions resulted in no gain or loss to the Partnership.

   In February 1996, the Partnership sold 48,608 shares of Biocompatibles International plc ("Biocompatibles") common stock for approximately $396,000 resulting in a gain of approximately $384,000.

   During the first quarter of 1996, the Partnership sold its remaining 113,692 shares of Somatix Therapy Corporation common stock for approximately $765,000 resulting in a gain of approximately $424,000.

   During April 1996, Biocompatibles launched a rights offering to its shareholders. Under the offering, the Partnership was entitled to purchase one unit (stock and warrant) for each six Biocompatibles common stock shares owned. The Partnership decided not to participate in the offering, but instead sold the Partnership's rights in the marketplace. This sale of rights resulted in a gain of approximately $289,000 which is included in interest and other income on the statement of operations.

   During April 1996, the Partnership received 17,360 shares of Optical Specialties, Inc. ("OSI") common stock for granting an extension of its term loan as further discussed in Note E.

   In June 1996, the Partnership sold 2,300 shares of Synbiotics Corporation common stock for approximately $11,000 resulting in a gain of approximately $7,000.

D. RELATED PARTIES

   The General Partner and its affiliates perform certain services for the Partnership (for which they are reimbursed through the management fee) which include but are not limited to: accounting and financial management; registrar, transfer and assignment functions; asset management; investor communications and other administrative services. The Partnership also reimburses an affiliate of the General Partner for printing services. The management fee and printing costs were:



                                                   SIX MONTHS ENDED             THREE MONTHS ENDED
                                                       JUNE 30,                      JUNE 30,
                                               -------------------------       ---------------------
                                                  1996           1995            1996         1995
                                               ----------     ----------       --------     --------
Management fee                                 $1,000,000     $1,000,000       $500,000     $500,000
Printing                                            5,336         13,510          1,123        8,533
                                               ----------     ----------       --------     --------
                                               $1,005,336     $1,013,510       $501,123     $508,533
                                               ----------     ----------       --------     --------
                                               ----------     ----------       --------     --------



   Printing costs payable to an affiliate of the General Partner (which are included in accrued expenses and other liabilities) as of June 30, 1996 and December 31, 1995 were approximately $11,000 and $10,000, respectively.

   Prudential Securities Incorporated, an affiliate of the General Partner, owned 340 limited partnership units at June 30, 1996.

   The Partnership maintains an account with the Prudential Institutional Liquidity Portfolio Fund, an affiliate of the General Partner, for investment of its available cash in short-term instruments pursuant to the guidelines established by the Partnership
Agreement.

   The Partnership has engaged in research and development co-investment projects with PruTech Research and Development Partnership, PruTech Research and Development Partnership III, and PruTech Project Development Partnership (collectively, the "PruTech R&D Partnerships"), for which R&D Funding Corp serves as the general partner. The allocation of the co-investment projects' profits or losses among the PruTech R&D Partnerships is consistent with the costs incurred to fund the research and development projects.

E. COMMITMENTS AND CONTINGENCIES

   On June 30, 1988, the Partnership and an affiliated partnership guaranteed for OSI $750,000 of a $1.5 million bank credit line (later changed to a term loan) of which the Partnership was responsible for $651,000. The loan was obtained to sustain OSI's operations. The Partnership purchased U.S. Treasury bills which were held in escrow to collateralize its portion of the guarantee. Prior to 1996, OSI paid $75,000 of the loan reducing the Partnership's guarantee to $585,900. Additionally, the General Partner agreed to extend the Partnership's guarantee in return for shares of OSI common stock as discussed in Note C. During the three months ended June 30, 1996, OSI paid $260,400 of the loan and subsequent to June 30, 1996, OSI paid the balance. Therefore, the Partnership's guarantee was eliminated and the remaining escrowed funds were released.

   On April 15, 1994 a multiparty petition captioned MACK ET AL. V. PRUDENTIAL SECURITIES INCORPORATED ET AL. (Cause No. 94-17695) was filed in the 80th Judicial District Court of Harris County, Texas, purportedly on behalf of investors in the Partnership against the Partnership, the General Partner, Prudential Securities Incorporated, The Prudential Insurance Company of America and a number of other defendants. The petition alleges common law fraud, fraud in the inducement and negligent misrepresentation in connection with the offering of the Partnership units; negligence and breach of fiduciary duty in connection with the operation of the Partnership; civil conspiracy; and violations of the federal Securities Act of 1933 (sections 11 and 12), as amended, and of the Texas Securities and Deceptive Trade Practices statutes. The suit seeks, among other things, compensatory and punitive damages, costs and attorneys' fees. The ultimate outcome of this litigation as well as the impact on the Partnership cannot presently be determined.

   The General Partner, Prudential Securities Incorporated and the Partnership believe they have meritorious defenses to the complaint and intend to vigorously defend themselves against this action.

                   PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II
                               (a limited partnership)
         ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                              AND RESULTS OF OPERATIONS

LIQUIDITY AND CAPITAL RESOURCES

   At June 30, 1996, the Partnership had cash and cash equivalents of approximately $3.6 million which is approximately $678,000 greater than the Partnership's cash balance at December 31, 1995. This increase in cash was primarily due to proceeds received in 1996 relating to the termination of royalty rights, the sales of stock and the release of cash held in escrow offset, in part, by the payment of the management fee and the April 1996 distribution as further discussed below.

   As of June 30, 1996, the Partnership had approximately $1.2 million invested in equity securities with an aggregate market value which exceeded its cost. Certain of these investments are in development stage companies which are more speculative and higher in risk than other equity investments. Additionally, the realization of this market value is further impacted by certain sale restrictions and market volume capacity. The amount to be distributed by the Partnership in future quarters will be based on the extent to which the market value of its investments can be realized, the revenue streams from royalties, and to a lesser extent, interest income. The General Partner is considering various alternatives with respect to the orderly liquidation of the Partnership. It is not expected that the Partnership's eventual total distributions will equal the partners' initial investments.

   Pursuant to an agreement which closed January 26, 1996 between the Partnership, an affiliate of the Partnership and Boston Scientific Corporation ("BSX"), the Partnership and its affiliate assigned to BSX all of their rights, titles and interests in and to certain technologies licensed to BSX and agreed to terminate all license agreements with BSX in exchange for $4,000,000 in cash, of which the Partnership's portion was $3,472,000. No further royalty payments will be received by the Partnership from BSX as a result of this agreement.

   In February 1996, the Partnership sold 48,608 shares of Biocompatibles International plc ("Biocompatibles") common stock for approximately $396,000 resulting in a gain of approximately $384,000.

   During the first quarter of 1996, the Partnership sold its remaining 113,692 shares of Somatix Therapy Corporation ("Somatix") common stock for approximately $765,000 resulting in a gain of approximately $424,000.

   In April 1996, the Partnership distributed $4,444,444 to its partners from net proceeds resulting primarily from the transactions described above. Limited partners received $4,000,000 ($40 per unit) and the General Partner received the remainder.

   During April 1996, Biocompatibles launched a rights offering to its shareholders. Under the offering, the Partnership was entitled to purchase one unit (stock and warrant) for each six Biocompatibles common stock shares owned. The Partnership decided not to participate in the offering, but rather sell the Partnership's rights in the market place. The sale resulted in a gain of approximately $289,000.

   In June 1996, the Partnership sold 2,300 shares of Synbiotics Corporation ("Synbiotics") common stock for $11,225 resulting in a gain of approximately $6,800.

   The Partnership owned U.S. Treasury bills which were held in escrow as collateral in connection with a guarantee of a term loan for Optical Specialties, Inc. ("OSI"). Through June 30, 1996, OSI paid half of the original loan. In July 1996, OSI paid the balance of the loan and the remaining escrowed funds were released.

RESULTS OF OPERATIONS
    The Partnership's net income increased by approximately $1,473,000 but decreased by $1,873,000 for the six and three months ended June 30, 1996, respectively, as compared to the same periods in 1995. The six month increase was primarily due to the 1996 transactions with BSX, Somatix and Biocompatibles discussed above offset, in part, by income of approximately $983,000 from the termination of the Partnership's royalty rights with MacNeal Schwendler Corporation during March 1995. The three month decrease was primarily due to a gain of approximately $1,940,000 during June 1995 on the sale of 2,284,542 shares of Navigation Technologies Corporation common stock.

   Royalty income for the six and three months ended June 30, 1996 decreased by approximately $189,000 and $187,000 as compared to the same periods in 1995. These decreases were due primarily to lower 1996 royalties received from BSX (as a result of the termination of royalty rights discussed above) and OSI offset, in part, by increased royalties received in 1996 from Ecogen Inc.


   Interest and other income for the six and three months ended June 30, 1996 increased by approximately $312,000 and $265,000 as compared with the same periods in 1995. These increases were due primarily to income from the Biocompatibles rights offering as discussed above and the recognition of previously deferred income upon the collection of a note receivable from Lombart Lenses Limited, Inc. (which was recorded at a net value of $19,000) during March 1996 offset, in part, by interest recorded in 1995 in conjunction with a note receivable which matured in June 1995, relating to the Partnership's investment in Tridom Corporation.

   General and administrative expenses increased by approximately $14,000 and $18,000 for the six and three months ended June 30, 1996 as compared with the same periods in 1995. These increases were due primarily to professional and other costs incurred in 1996 in evaluating various alternatives with respect to the orderly liquidation of the Partnership.

                              PART II. OTHER INFORMATION

Item 1. Legal Proceedings--This information is incorporated by reference to Note E to the financial statements filed herewith in Item 1 of Part I of the Registrant's Quarterly Report.

Item 2. Changes in Securities--None

Item 3. Defaults Upon Senior Securities--None

Item 4. Submission of Matters to a Vote of Security Holders--None

Item 5. Other Information--None

Item 6. Exhibits and Reports on Form 8-K

        a. Exhibits--

           PruTech Research and Development Partnership II Agreement of Limited Partnership (incorporated by reference to Exhibit 3.1 included with Registrant's Form S-1 Registration Statement, File No. 2-94273, dated November 9, 1984)


           First Amendment to the Agreement of Limited Partnership of PruTech Research and Development Partnership II (incorporated by reference to
           Exhibit 3 included with Registrant's Annual Report on Form 10-K for the year ended December 31, 1991)

           Financial Data Schedule (filed herewith)

        b. Reports on Form 8-K--None

                                      SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

   PruTech Research and Development Partnership II

By: R&D Funding Corp
    A Delaware corporation, General Partner

    By: /s/ Michael S. Hasley                    Date: August 14, 1996
     ----------------------------------------
     MICHAEL S. HASLEY
     PRESIDENT FOR THE REGISTRANT

By: R&D Funding Corp
    A Delaware corporation, General Partner

     By: /s/ Steven Carlino                       Date: August 14, 1996
     ----------------------------------------
     STEVEN CARLINO
     VICE PRESIDENT
     CHIEF ACCOUNTING OFFICER FOR THE
     REGISTRANT

CONSENT

                PRUTECH RESEARCH AND DEVELOPMENT PARTNERSHIP II

                                  CONSENT CARD

THIS CONSENT IS SOLICITED BY R&D FUNDING CORP, THE GENERAL PARTNER OF THE PARTNERSHIP, WHICH RECOMMENDS APPROVAL OF THE PLAN OF DISSOLUTION AND LIQUIDATION.

    The undersigned, a limited partner of PruTech Research and Development Partnership II (the "Partnership"), hereby votes, as follows:

  Approval of the Plan of Dissolution and Liquidation of Prutech Research and
                           Development Partnership II

        / /  FOR                / /  AGAINST                / /  ABSTAIN

                (Continued, and to be signed on the other side)

    IN WITNESS WHEREOF, the undersigned, a limited partner of PruTech Research and Development Partnership II, hereby executes this Consent as of the date set forth below.

                                                 _______________________________

                                                 _______________________________

                                                 Dated: _____________, 19__

Please sign exactly as name appears on the certificate of Interest. Executors, administrators, trustees, guardians, attorneys-in-fact, etc., should give their full titles. If a signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If a partnership, please sign in partnership name by authorized person. If partnership interest is registered in two names, both should sign.
           Please vote, sign, date and return this Consent promptly.